EXHIBIT 10.212

LEASE AGREEMENT

Between

MET CENTER PARTNERS-6, LTD.

as Landlord

and

PPD DEVELOPMENT, LP

as Tenant

Met Center, Building Ten

Austin, Texas

INDUSTRIAL/WAREHOUSE LEASE AGREEMENT

This Lease Agreement (this “Lease”) is made as of the Effective Date set forth below, by and between MET CENTER PARTNERS-6, LTD., a Texas limited partnership (“Landlord”) and PPD DEVELOPMENT, LP, a Texas limited partnership (“Tenant”). The performance of the Tenant’s obligations under this Lease is guaranteed by PHARMACEUTICAL PRODUCT DEVELOPMENT, INC., a North Carolina corporation (“Guarantor”).

ARTICLE I

DEFINED TERMS

For purposes of this Lease, the following terms shall have the meanings set forth below (although other terms may be defined throughout the Lease):

1.1	Effective Date: The date of the last of Landlord or Tenant to sign this Lease as provided below.

1.2	Landlord: Met Center Partners-6, Ltd.

Landlord’s Address: 611 W. 15th Street, Austin, Texas 78701

1.3	Tenant: PPD Development, LP

Tenant’s Address: 3151 South 17th Street, Wilmington, North Carolina 28412

1.4	Estimated Commencement Date: November 15, 2004, subject to extension as hereinafter provided.

1.5	Commencement Date: The Commencement Date shall be the earlier of (i) sixty (60) days after the date on which the Leased Premises are Ready For Occupancy, or (ii) the date Tenant occupies any portion of the Leased Premises for the conduct of its business activities (not including Tenant’s early possession under Section 2.2 solely to complete the construction and installation of the Tenant’s Improvements under the Work Letter), or (iii) January 1, 2005. If Tenant elects to add the Expansion Space to the Leased Premises as provided in Exhibit C attached hereto, the Lease amendment addressing such expansion will identify the commencement date applicable to such Expansion Space in accordance with the provisions of Exhibit C. Landlord shall complete its work in the Building by not later than October 1, 2004 so that Tenant’s work (“Tenant’s Work”) can make the Leased Premises Ready for Occupancy by not later than January 1, 2005; any delay in the completion of Landlord’s work on the Building shall, if it causes delay in Tenant’s Work, delay the Commencement Date by an equivalent period.

1.6	Estimated Substantial Completion Date: November 15, 2004, subject to extension as hereinafter provided.

1.7	Ready For Occupancy. The term “Ready for Occupancy” shall mean date of the Substantial Completion of the Tenant Improvements in accordance with the Plans and Specifications and the Work Letter, with the exception of the completion of minor punch list items that do not interfere with Tenant’s occupancy and use of the Leased Premises for the Permitted Use (as defined below). If for any reason a dispute arises as to the date the Leased Premises were Ready For Occupancy, a certificate mutually agreed to by the respective architects for the parties certifying the date on which the Leased Premises were Ready For Occupancy shall be conclusive and binding upon the parties hereto.

1.8	Substantial Completion: The term “Substantial Completion” shall mean that the Tenant Improvements have been completed substantially in accordance with the Plans and Specifications (except where approved changes are made) and that any necessary approvals have been issued for the Building and a temporary or permanent certificate of occupancy has been issued by the City of Austin for the Leased Premises.

1.9	Expiration Date: The date which is one hundred twenty (120) months after the Commencement Date, unless extended as provided herein and subject to earlier termination as provided herein.

1.10	The Property and the Building: The Property is Lot 5-A, Block B, RESUBDIVISION OF LOT 5 BLOCK B METRO CENTER SECTION 6, a subdivision in the City of Austin, Travis County, Texas, according to the map or plat thereof recorded under Document No. 200000316 in the Official Public Records of Travis County, Texas, and the Building is “Building Ten” located on the Property, containing approximately 345,600 gross square feet, as shown on the site plan attached hereto as Exhibit A. Some of the parking required for the Building as reflected on Exhibit A-1 will be located on real property adjacent to the Property (the “Additional Land”). Landlord intends to resubdivide the Property and the Additional Land so that both parcels are combined for a single lot and at that time Landlord and Tenant agree to execute a document reflecting such single lot as the new legal description of the Property for purposes of this Lease.

1.11

The Leased Premises: Approximately 128,941 gross square feet of space constituting the space within the Building as shown on Exhibit B attached hereto. As part of the approval of the Plans and Specifications for the Tenant Improvements, the architects for the parties shall mutually confirm the approximate number of gross square feet of space constituting the Leased Premises (using the same standards used by Landlord’s architect to determine the 345,600 gross square feet in the Building), which number as so determined and confirmed shall be the gross square feet within the Leased Premises for all purposes in this Lease. Such determination will be reflected in an amendment to this Lease to be executed by Landlord and Tenant promptly after the approval of the Plans and Specifications for the Tenant Improvements (the “First Amendment”).

1.12	Lease Term: A period of time equal to one hundred twenty (120) months after the Commencement Date, subject to renewal and extension and earlier termination as provided herein.

1.13	The Project: Met Center, a mixed-use commercial development in Austin, Texas, of which the Property is a part.

1.14	Tenant’s Guarantor: Pharmaceutical Product Development, Inc., a North Carolina corporation.

1.15	Tenant’s Broker: Equis Corporation

1.16	Landlord’s Broker: Altantis Properties

1.17	Security Deposit: NONE

1.18

Parking Spaces for Tenant: 645 parking spaces within the parking lot as reflected on Exhibit A-1 based on 128,941 gross square feet in the Leased Premises. Such parking spaces shall be on an unreserved basis; provided Landlord shall use its good faith, reasonable efforts to obtain an agreement with the existing tenants in the Building for an allocation of the parking spaces, or a portion of such parking spaces, on a reserved basis among Tenant and the other tenants in the Building. The exact number of total parking spaces provided hereunder shall be adjusted, if necessary, to be equal to one parking space per 200 gross square feet contained in the Leased Premises, as determined in accordance with Section 1.11 above, and which number of parking spaces shall be confirmed as part of the First Amendment. If Tenant concludes in good faith that it needs additional parking, at Tenant’s request and Landlord’s expense, Landlord will re-stripe the parking areas reserved for Tenant and not reserved for Tenant to accommodate compact cars, if permitted by local ordinances, to increase the total number of spaces available and thereby to adjust the ratio of parking spaces allocated to Tenant to not less than one space per 200 gross square feet of space in the Leased Premises. Landlord will make reasonable efforts to enforce Tenant’s parking rights as set forth in Section 4.15 hereof. Moreover, if Tenant exercises its rights to expand the Leased Premises, Landlord shall allocate more parking spaces in the same parking lot, or adjacent thereto, as may be necessary to preserve the above ratios of reserved and non-reserved parking spaces, as applicable.

1.19	Additional Provisions: See Exhibit C for additional lease provisions.

1.20	Base Rent: The Base Rent for the initial Lease Term shall be as follows:

The Base Rent for the first five (5) years of the Term of this Lease shall be $1,178,520.74 per year (being $9.14 multiplied by the approximate number of gross square feet of the Leased Premises), payable in monthly installments of $98,210.06 each; and

The Base Rent for the second five (5) years of the Term of this Lease shall be $1,355,169.91 per year (being $10.51 multiplied by the approximate number of gross square feet of the Leased Premises), payable in monthly installments of $112,930.83 each.

The exact amount of the Base Rent shall be adjusted, if necessary, based on the number of gross square feet contained within the Leased Premises as determined in accordance with Section 1.11, and which Base Rent shall be confirmed as part of the First Amendment.

1.21	Tenant’s Additional Rent: Tenant’s Additional Rent shall be an annual amount equal to Tenant’s Proportionate Share of the annual Operating Costs of the Building, the Common Areas, and the Property (as defined in Section 3.1), exclusive of costs that are attributable to the Leased Premises and for which Tenant is responsible under the terms and conditions of this Lease.

1.22	Tenant’s Forecast Additional Rent: As defined in Section 3.1(b).

1.23	Lease Year: The twelve (12) month period beginning January 1 and ending December 31 of the applicable calendar year.

1.24	Tenant’s Proportionate Share: Tenant’s Proportionate Share shall be 37.31% (being the approximate number of gross square feet in the Leased Premises divided by the total of the 345,600 approximate gross square feet in the Building). The exact amount of Tenant’s Proportionate Share shall be adjusted, if necessary, based on the number of gross square feet contained within the Leased Premises as determined in accordance with Section 1.11, and which exact amount of Tenant’s Proportionate Share shall be confirmed as part of the First Amendment. In addition, as noted above, Tenant’s Proportionate Share shall be adjusted as appropriate if Tenant exercises its expansion options set forth in Exhibit C attached hereto.

1.25	Work Letter: Attached hereto as Exhibit D and incorporated herein by reference for all purposes.

1.26	Tenant Improvement Allowance. An amount equal to $25.00 multiplied by the approximate number of gross square feet in the Leased Premises as confirmed as provided in Section 1.11, and which amount of the Tenant Improvement Allowance shall be confirmed as part of the First Amendment, payable in accordance with the Work Letter. The Tenant Improvement Allowance may be used by Tenant in accordance with the terms and conditions outlined in the Work Letter, including to pay Tenant’s engineering and architectural expenses associated with such work.

1.27	Plans and Specifications: The Tenant Improvement Plans to be agreed to by Landlord and Tenant and to be attached as Exhibit E to this Lease as provided in the Work Letter.

ARTICLE II

LEASE GRANT AND TERM

2.1 Lease Grant. Landlord, in consideration of the rent to be paid and the other covenants and agreements to be performed by Tenant and upon the terms hereinafter stated, does hereby agree as of the Effective Date to lease, demise and let unto Tenant the Leased Premises with rental obligations beginning as of the Commencement Date and ending on the last day of the Lease Term unless sooner terminated as herein provided.

2.2 Early Possession. Provided that Tenant obtains and delivers to Landlord certificates of the insurance called for in Article 6, Landlord shall permit Tenant (without charge or rent payment) and its employees, agents, contractors and suppliers to enter the Leased Premises prior to the Commencement Date to construct and install the Tenant Improvements (including wiring, connections, fixtures, equipment and furnishings) in accordance with Exhibit D and Exhibit E, and to otherwise prepare the Leased Premises for Tenant’s occupancy, in accordance with the terms of this Lease. Tenant and each other person or firm who or which enters the Leased Premises on behalf of Tenant before the Commencement Date shall conduct itself so as to not unreasonably interfere with Landlord and the other tenants within the Building or their respective employees, agents, and contractors. Any prior entry on behalf of Tenant (except for Landlord or Landlord’s employees, agents and contractors) shall be under all of the terms of this Lease (other than the obligation to pay Base Rent and Additional Rent) and shall be at Tenant’s sole risk. EXCEPT TO THE EXTENT SOLELY ATTRIBUTABLE TO THE FAULT OF LANDLORD OR LANDLORD’S RELATED PARTIES (AS HEREINAFTER DEFINED), LANDLORD SHALL NOT BE LIABLE IN ANY WAY FOR AND TENANT HEREBY INDEMNIFIES AND HOLDS HARMLESS

LANDLORD AND LANDLORD’S RELATED PARTIES (AS HEREINAFTER DEFINED) FROM AND AGAINST ALL DAMAGE, LOSSES, LIABILITIES, CLAIMS, AND CAUSES OF ACTION (INCLUDING DAMAGE TO ANY PERSONAL PROPERTY THAT TENANT MAY BRING INTO, OR ANY WORK THAT TENANT MAY PERFORM IN, THE LEASED PREMISES) AS A RESULT OF EARLY POSSESSION BY TENANT. HOWEVER, TENANT SHALL NOT BE REQUIRED TO PAY ANY UTILITY CHARGES INCURRED BY TENANT DURING EARLY POSSESSION FOR THE LIMITED PURPOSES IDENTIFIED IN THIS SECTION 2.2.

ARTICLE III

RENT

3.1 Rent Payments.

(a) Commencing on the Commencement Date and continuing thereafter throughout the full Lease Term, Tenant, in consideration of this Lease, hereby agrees to pay to Landlord (or as Landlord may direct) the Base Rent and, if applicable, Tenant’s Additional Rent. The Base Rent together with any Tenant’s Additional Rent (in the form of Tenant’s Forecast Additional Rent, as hereinafter defined) shall be due and payable, in advance, in twelve (12) equal installments on the first day of each calendar month during the Lease Term, and Tenant’s Additional Rent shall be adjusted at the end of each Lease Year in accordance with subsection (b) below.

(b) For the first Lease Year, prior to the Commencement Date, and prior to the beginning of each Lease Year thereafter, Landlord will present to Tenant, a statement of Landlord’s reasonable estimate of Tenant’s Additional Rent for the ensuing Lease Year (“Tenant’s Forecast Additional Rent”). If Landlord does not present such Tenant’s Forecast Additional Rent to Tenant within ninety (90) days after the commencement of any Lease Year, Tenant’s Forecast Additional Rent shall be the same estimate as for the preceding Lease Year. If Landlord delivers Tenant’s Forecast Additional Rent to Tenant within ninety (90) days after the commencement of any lease year, Tenant will pay to Landlord within thirty (30) days thereafter the difference between the updated Tenant’s Forecast Additional Rent for the then current Lease Year and the amount of Tenant’s Additional Rent already paid to date for such Lease Year, and thereafter shall pay Tenant’s Additional Rent due based on the updated Tenant’s Forecast Additional Rent. Within ninety (90) days after the end of each Lease Year, Landlord shall provide Tenant a statement showing the actual Operating Costs for such prior Lease Year (calculated in accordance with Section 3.1 hereof) and a reconciliation statement prepared by Landlord comparing Tenant’s Forecast Additional Rent for such Lease Year with Tenant’s Additional Rent actually due for such Lease Year (calculated in accordance with Section 1.21 hereof). In the event that Tenant’s Forecast Additional Rent exceeds Tenant’s Additional Rent for said Lease Year, Landlord shall, at Landlord’s option, either (i) pay Tenant an amount equal to such excess, or (ii) if enough months remain in the Lease Term, credit the amount of such excess against the next due installments of Tenant’s Forecast Additional Rent. In the event that the Tenant’s Additional Rent exceeds Tenant’s Forecast Additional Rent for said Lease Year, Tenant shall pay Landlord, within thirty (30) days of receipt of the statement, an amount equal to such difference. For the year of termination of the Lease, Landlord shall prepare a statement comparing Tenant’s Forecast Additional Rent with Tenant’s Additional Rent to the date of Lease termination, and Landlord shall pay Tenant, or Tenant shall pay Landlord, as the case may be, the difference within thirty (30) days after Landlord provides such statement. The calculation described above shall be made as soon as possible after the termination of this Lease, Landlord and Tenant hereby agreeing that the provisions relating to said calculation shall survive the termination of this Lease.

(c) Upon not less than two (2) business days prior written notice to Landlord, Tenant or its designated agent shall have the opportunity to examine, during Landlord’s normal business hours and at Landlord’s business office or the office of Landlord’s property manager, the accounting records with respect to the Operating Costs for specified Lease Years (not to exceed the immediately preceding four (4) Lease Years), and Tenant shall have the right to cause an audit of such records to be performed at Tenant’s initial cost and expense, and Landlord shall reasonably cooperate with Tenant in providing information needed for such audit. Once the audit is concluded, Tenant shall provide Landlord with a copy of the results of such audit upon Tenant’s receipt thereof. In the event such audit reveals that any statement for Tenant’s Additional Rent was overstated by more than five percent (5%), then Landlord shall pay (or reimburse Tenant for) the cost of such audit. If, based on such audit of the actual Operating Costs, it is determined that either party owes the other any amount, such party shall pay the sum due to the other party within thirty (30) days, with interest thereon at eight percent (8%) per annum calculated from the date that amount was overpaid or underpaid, as the case may be.

(d) For purposes of this Lease and this Section 3.1, the term “Operating Costs” shall mean, subject to the exclusions in subsection (f) below, the aggregate of all expenses, costs and disbursements of every kind and character which Landlord actually pays because of or in connection with (A) the ownership, cleaning, repair, operation, security and other maintenance in connection with the Building and the Property, including without limitation the parking and the other Common Areas, and (B) furnishing the services required of Landlord under this Lease (but in either event expressly excluding those costs for which Tenant is responsible attributable to the Leased Premises in accordance with the terms and conditions of this Lease):

(i) All taxes, assessments, use and occupancy taxes, excises, levies, license and permit fees and other governmental charges or impositions, general or special, ordinary or extraordinary, of any kind whatsoever, whether federal, state, county, or municipal, and whether they be by taxing districts or authorities presently taxing the Property or by others, subsequently created or otherwise, attributable to the ownership, maintenance, operation and security of the Building and the Property and furnishing the services required of Landlord under this Lease. If at any time during this Lease there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or an assessment, levy or charge specifically measured by or based, upon such rents from the Leased Premises, or the Building or the Property, then all such taxes, levies or charges, or part thereof so measured or based shall be deemed to be included within the term “taxes” for purposes hereof. Notwithstanding the foregoing, the term “taxes” does not include Landlord’s federal or state gross or net income taxes, franchise or VAT taxes, capital or stock transfer taxes, inheritance, succession, gift, excise or estate taxes;

(ii) Landlord’s gross cost of all casualty, liability and any other insurance applicable to the Building or the Property, and Landlord’s personal property used in connection therewith; provided however, if such insurance is provided in the form of master policies, then an equitable portion of the premiums therefore to the extent attributable to the Property only shall be included herein;

(iii) The cost of all utilities and services used on or at the Building or the Property, including but not limited to water, gas, heat, light, power, telephone, sewage, sprinkler charges, together with any taxes, penalties, surcharge or the like and any maintenance charge for such utilities that are not separately metered to and payable directly by Tenant or another tenant in the Building;

(iv) The Common Area costs, including: (1) the cost of maintenance and/or landscaping (including the cost of maintaining and replacing landscaping of the Property), and (2) the cost of operating, maintaining and repairing the parking (subject to the exception in clause (f)(xvii) below as to a prospective parking garage) and any other property, improvements, facilities or services (including without limitation utilities and insurance therefor) provided for the use and benefit of Tenant or the common use and benefit of Tenant and other tenants in the Building;

(v) The cost of repairs, replacements, cleaning and general maintenance (a) undertaken by Landlord under this Lease (other than with respect to the Leased Premises, to the extent of the responsibility of Tenant under the terms and conditions of this Lease, or the premises of other tenants), or (b) undertaken by Landlord in its reasonable discretion on the Property or the Building other than (1) repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties, or (2) repairs or alterations attributable solely to other tenants in the Building. In the event of the repair or replacement of a capital improvement, such repair or replacement costs shall be amortized over the estimated useful life of such capital improvement, on a straight line basis as determined in accordance with generally accepted accounting principles, consistently applied (“GAAP”), as an Operating Cost;

(vi) The amortization of the cost of all capital improvements which are made to the Building or on the Property for the purpose of reducing Operating Costs or which may be required by governmental authority or are required to comply with any statutes, rules, regulations or other directives hereafter promulgated by any governmental authority. Such costs shall be amortized on a straight line basis in accordance with GAAP over the reasonable useful life of such capital improvement, which in no event shall extend beyond the reasonable useful life of the Building;

(vii) The management fee incurred by Landlord for the management of the Building and the Property, it being expressly understood and agreed that Landlord (or an Affiliate of Landlord, as the term Affiliate is defined in Section 4.8(b) below) shall be entitled to manage the Building and the Property and collect a management fee therefor equal to five percent (5%) of the total base rentals for the Building (the “Management Fee”). Landlord represents to Tenant that it charges no other tenant in the Project a lower management fee as a percentage of base rentals;

(viii) Wages, salaries or other compensation or benefits for any employees of Landlord or Landlord’s manager whose services are performed solely with respect to the Building; and

(ix) Any costs or expenses allocable to the Property in accordance with that certain Declaration of Covenants, Conditions and Restrictions of Met Center subdivision filed of record in Travis County, Texas, as same may be amended from time to time (the “Declaration”). Landlord represents and warrants that the allocation of costs and expenses under the Declaration shall not be materially altered, to the extent any such alteration is within the reasonable control of Landlord and/or its Affiliates (as such term is defined in Section 4.8(b)).

If at any time less than ninety-five percent (95%) of the Building is occupied, the actual Operating Costs shall be allocated as if at least ninety-five percent (95%) of the gross square footage in the Building had been occupied.

(e) Landlord agrees to competitively bid each of the Operating Costs that are within Landlord’s control and that may be reasonably competitively bid to no less than three (3) independent contractors or vendors.

(f) The following shall be excluded from the term (and the calculation of) “Operating Costs” for purposes of this Lease:

(i) All utilities separately metered to the Leased Premises or to other tenants in the Building;

(ii) All costs and expenses, for which Tenant is solely responsible under this Lease or for which another tenant should be solely responsible, or which are specifically incurred for the benefit of or charged to a tenant of the Building;

(iii) Marketing costs, advertising costs, leasing commissions, brokerage fees, rent abatements, tenant allowances and inducements, and other costs and expenses, including attorneys’ fees, incurred in connection with negotiations with prospective tenants or in connection with disputes or enforcement actions with tenants or third parties (other than contest of ad valorem taxes), or make-ready expenses, alterations or finish-out expenses incurred in connection with securing tenants for the Building;

(iv) Amounts charged by an Affiliate or other party related to Landlord for services, material, labor or equipment with respect to the Building or the Property in excess of the competitive costs for comparable services, materials, labor or equipment if same were to have been acquired from an independent party in a negotiated arms-length transaction;

(v) Payments of principal, interest, points, fees, penalties or other charges in connection with (a) any mortgage, loan or other financing (including any refinancing) of the Project, the Property or the Building other than those specifically related to capital improvements described in Section 3.1(d)(vi) and (b) any ground lease affecting the Property;

(vi) Wages, salaries or other compensation or benefits for any officers of Landlord or Landlord’s manager, or other overhead or general administrative expense of Landlord or Landlord’s manager in excess of the Management Fee;

(vii) Except as otherwise provided in Section 3.1(d)(v) and (vi), the cost of capital repairs or improvements made on or to the Leased Premises, the Building or the Property or which may be required by any governmental authority or are required to comply with any statutes, rules, regulations or other directives promulgated by any governmental authority after the Effective Date of this Lease;

(viii) Any expense for which Landlord is entitled to receive reimbursement, credit or abatement from tenants, insurers or other third parties;

(ix) Depreciation and amortization of the Building or equipment other than those related to capital improvements described in Section 3.1(d)(v) and (vi);

(x) Artwork in the Building;

(xi) Any factor for profit or mark-up on actual costs;

(xii) Any labor, management, service, equipment, supply, fuel costs or other expenses except to the extent fairly attributable to and incurred for the benefit of the Property in accordance with the Declaration, provided that for clarification, no charge for labor involving the supervision or management of the Property shall be charged as an Operating Cost other than the Management Fee;

(xiii) Fines or penalties imposed upon Landlord by reason of violations of governmental rules, regulations or laws, or damages or indemnity obligations incurred by Landlord by reason of legal proceedings or agreements to which Landlord is a party;

(xiv) Amounts that Landlord is required to refund or credit to Tenant (or any other tenant) under this Lease or any other contract;

(xv) Amounts that Landlord is entitled to recover under insurance or indemnity contracts;

(xvi) Amounts for which Landlord is entitled to receive credit, reimbursement, refund, rebate or discount by third parties, including from taxing authorities;

(xvii) The expenses of building and equipping any parking garage ancillary to the Building or Property, if Landlord chooses to build same; and

(xviii) Any expense that would not be considered a normal maintenance or operating expense under GAAP.

(g) Concurrently with the execution of this Lease, Tenant has paid to Landlord a sum equal to the first full month’s Base Rent. If the term of this Lease as described above commences on other than the first day of a calendar month, then the Base Rent for such month shall be prorated for such month, and Tenant shall pay such pro rata portion on the first day of the month immediately following the Commencement Date as the second month’s rent. If the term of this Lease terminates on other than the last day of a calendar month, then the Base Rent and Tenant’s Forecast Additional Rent shall be prorated for such month and if such amount is overpaid Landlord shall make an appropriate refund within thirty (30) days after the termination of this Lease.

(h) Except as expressly set forth in the Lease, Tenant shall pay all rent and other sums of money as the same shall become due from and payable by Tenant to Landlord under this Lease at the times and in the manner provided in this Lease, without demand (unless notice is expressly required by the provisions of this Lease), setoff or counterclaim, and such payment obligation shall be unconditional and independent of any other covenant or condition imposed on either Landlord or Tenant, whether under this Lease, at law or in equity. Tenant’s obligations to pay rent and all other sums owing by Tenant to Landlord under this Lease, and any financial obligations of Landlord to Tenant, shall survive any expiration or termination of this Lease.

(i) Tenant shall promptly apply and pay for all public utilities rendered or furnished to the Leased Premises from and after the Commencement Date of this Lease, which may include but are not limited to natural gas, electricity, cable, electronic communications, water, sanitary and storm sewer, heat, light, power, telephone, trash removal, janitorial and other utilities and services used on or at the Leased Premises, for all “tap in” or connection fees with respect to electricity and deposits required in connection with all public utilities, as well as any taxes, penalties, surcharges or the like pertaining to the Tenant’s use and occupancy of the Leased Premises and any maintenance charge for utilities. All utility services required by Tenant for its Permitted Use (as defined below) of the Leased Premises shall be separately metered to the Leased Premises. Without limiting the generality of the foregoing, Tenant shall be responsible for making all arrangements for, and shall pay all costs and fees directly to the providers of, water, wastewater, electricity, telephone, telecommunications and trash removal services for the Leased Premises. Tenant shall further make arrangements for, and shall obtain at Tenant’s sole cost and expense, all janitorial services for the Leased Premises. Tenant shall pay also all costs caused by Tenant introducing pollutants or solids other than ordinary human waste into the sanitary sewer system, including permits, fees and charges levied by any governmental subdivision for any such pollutants or solids.

(j) Should Tenant at any time fail or omit to do any act or thing provided under this Lease to be done by Tenant and Tenant has failed to cure such default within any time period provided in this Lease, Landlord may, in its sole discretion, do or cause to be done such act or thing, at Tenant’s sole cost and expense. All monies reasonably paid or incurred by Landlord pursuant to the provisions of this subsection (k) shall be deemed to be additional rent owed by Tenant to Landlord which shall be due and payable within thirty (30) days after written notice given by Landlord to Tenant.

(k) In the event any monthly installment of Base Rent or Tenant’s Forecast Additional Rent or any other payment required by Tenant hereunder is not paid within ten (10) days after it is due and payable as set forth in this Lease, Tenant covenants and agrees to pay as additional rent a late charge equal $750 (the “Late Charge”). Except as otherwise provided, all rent and other sums of whatever nature owed by Tenant to Landlord under this Lease, including any Late Charge, shall bear interest from the date due until paid at the rate of twelve percent (12%) per annum (hereafter, the “Default Rate”). In no event shall the aggregate of the Late Charge, plus any other amounts paid in connection with the transactions evidenced hereby which would under applicable law constitute “interest”, ever exceed the maximum amount of interest which, under applicable law could be lawfully charged to Tenant hereunder. Landlord and Tenant specifically intend and agree to limit contractually the interest payable hereunder to not more than the amount determined at the maximum lawful non-usurious rate of interest (if any) which under applicable law is permitted to be charged from time to time (the “Maximum Rate”). Therefore, none of the terms of this Lease shall ever be construed to create a contract to pay interest at a rate in excess of the Maximum Rate, and the provisions of this subparagraph (j) shall control all other provisions of this Lease.

3.2 Security Deposit. Intentionally deleted.

ARTICLE IV

TENANT’S DUTIES AND OBLIGATIONS

4.1 Use.

(a) The Leased Premises are to be used and occupied by Tenant (and its permitted assignees and subtenants) solely for the purpose of pharmaceutical research and development, including conducting clinical drug trials (including overnight stays by clinical trial participants), office, data processing and other lawful activities incidental to the foregoing, including specifically a fully equipped private cafeteria or food service kitchen as an accessory use solely to serve or cater food for Tenant’s employees, contractors, clinical trial subjects, invitees and guests (the “Permitted Use”), and for no other use or purpose without the prior written consent of Landlord. Tenant shall, at Tenant’s cost and expense, obtain all permits and approvals required for the conduct of Tenant’s permitted activities within the Leased Premises, and Landlord agrees to cooperate and assist Tenant in obtaining such permits and approvals. Landlord represents and warrants to Tenant that the Property is appropriately zoned for the Permitted Use, and Landlord shall secure all permits or approvals necessary for the conduct of Landlord’s work in the Building and for the occupancy of the Building (other than with respect to (i) the Leased Premises, (ii) Tenant’s Work and (iii) Tenant’s Permitted Use).

(b) Tenant agrees to perform, observe and comply fully with Landlord’s rules and regulations (the “Rules and Regulations”) applicable to all tenants of the Building pertaining to the management, care and safety of the Common Areas of the Property, including but not limited to parking areas, landscaped areas, walkways, hallways and other facilities provided for the common use and convenience of occupants of the Property and, upon written notice thereof to Tenant, any changes, amendments, or additions thereto as from time to time shall be reasonably established and deemed advisable by Landlord so long as such changes do not materially affect Tenant’s rights hereunder or increase the Operating Costs. Notice of the Rules and Regulations shall be posted or given to Tenant. Landlord shall use commercially reasonable efforts to enforce the Rules and Regulations equally as to all other tenants; provided, Landlord shall not have any liability to Tenant for any failure of any other tenant or tenants of the Property to comply with the Rules and Regulations provided that Landlord makes commercially reasonable efforts to enforce same. In the event of any conflict between the Rules and Regulations and the provisions of this Lease, the provisions of this Lease shall prevail. Outside storage, including without limitation tractors, trailers and similar heavy equipment vehicles, is prohibited without Landlord’s prior written consent; provided that, at Tenant’s sole cost and expense, Tenant may construct an outside storage facility comprised of a material to be approved by Landlord, of not more than 500 square feet in the area cross-hatched on Schedule C-3 attached to Exhibit C, for the purpose of storing tools and implements, machinery, and another outbuilding of similar size in the same location for the purpose of storing Hazardous Substances and Materials (as defined in Sections 4.19 and 4.20, and including bodily fluids) pending periodic removal of such Hazardous Substances and/or Materials by a contractor authorized to handle and dispose of such materials. In all circumstances, such

Hazardous Substances and/or Materials shall be maintained, stored, transferred, and removed from the Property in accordance with Section 14 below. Notwithstanding the foregoing, Tenant’s right to construct such outside storage facilities and modifications necessary for such facilities shall be subject to (1) Tenant obtaining any and all necessary permits and approvals, at Tenant’s sole cost and expense, for such facilities, including but not limited to any necessary revision or correction of the site plan for the Property, and (2) with respect to the facility for the temporary storage of Hazardous Substances and/or Materials, the approval of the plan and specifications for the construction of such facility by an environmental consultant acting on behalf of Landlord.

(c) Tenant also agrees to perform, observe and comply fully in all material respects with the terms and conditions of the Declaration to the extent applicable to the Premises and Tenant’s use thereof. Landlord shall promptly furnish to Tenant a copy of any amendments to the Declaration after the Effective Date, and Landlord shall not execute any amendment of the Declaration that would materially impair Tenant’s rights under this Lease.

(d) Tenant, at its sole expense, shall comply with all governmental laws, ordinances and regulations applicable to Tenant’s use of the Leased Premises, including but not limited to the Occupational Safety and Health Act, and regulating Hazardous Substances (as defined in Section 4.19) and Hazardous Materials (as defined in Section 4.20) and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in the Leased Premises or arising from Tenant’s use thereof. Tenant shall obtain and maintain all permits and approvals required for Tenant’s business and the use of the Leased Premises as provided herein. Without limiting the generality of the foregoing, Tenant shall be responsible for compliance of the Tenant Improvements, and any improvements made by Tenant in accordance with the provisions of this Lease, with the requirements of the Americans With Disabilities Act of 1990 (“ADA”), OSHA, and any similar state and municipal laws, ordinances or regulations as of the Commencement Date and thereafter. Landlord shall be responsible for compliance of the Building and the Property (excluding the interior of the Leased Premises, however), with the requirements of ADA, OSHA and any similar state and municipal laws, ordinances or regulations throughout the term of this Lease.

(e) Tenant shall not permit any objectionable or noxious odors, smoke, dust, loud noise or vibrations to emanate from the Leased Premises, nor take any other action which would constitute a nuisance or would unreasonably disturb, interfere with or endanger Landlord or any other tenants of the Property. Tenant shall not take any action which would unreasonably interfere with the rights of other persons to use the Property, shall cooperate with Landlord and other tenants in the use of any Common Areas, and shall not obstruct the Common Areas or permit such obstruction by those under its control. Tenant further agrees not to cause any effluent other than normal sewage and waste to be discharged into the sewer system and to comply with all applicable laws, regulations and ordinances with respect to wastewater and sewage disposal (including without limitation provision for filters, grease traps or other requirements of the City of Austin for disposal of waste products or other emissions from the Leased Premises). To the extent subject to Landlord’s control, Landlord shall not cause any noxious odors, smoke, dust, loud noise or vibrations to interfere with Tenant’s use of the Leased Premises, nor take any other action that would constitute a nuisance or would unreasonably disturb, interfere with or endanger Tenant or its agents, invitees, or guests.

(f) Tenant shall not permit the Leased Premises to be used for any purpose or in any manner that would (i) void the insurance thereon, (ii) materially increase the insurance risk or cost thereof, or (iii) cause the disallowance of any sprinkler credits, including but not limited to use of the Leased Premises for the receipt, storage or handling of any product, material or merchandise that is explosive or highly flammable; provided that Tenant may retain in appropriate enclosed containers and in safe locations, small amounts of reasonable and customary cleaning fluids and lubricants. If any material increase in the cost of any insurance on the Leased Premises or the Property is caused by Tenant’s use of the Leased Premises or because Tenant prematurely vacates the Leased Premises (except as the result of condemnation, fire or other casualty or during periods of construction or repairs as provided in this Lease), then Tenant shall pay the amount of such increase to Landlord immediately after notice thereof. An increase of five percent (5%) or more in the cost of insurance shall be deemed material for purposes of this provision.

4.2 Acceptance of the Leased Premises. By Tenant’s taking possession of the Leased Premises, Tenant acknowledges that (a) it has inspected the Leased Premises and accepts the Leased Premises as suitable for the purposes for which same are leased, (b) it accepts the Leased Premises and all related improvements and appurtenances and each and every part thereof as being in good and satisfactory condition, subject to any punch list items with respect to Landlord’s work, any latent defects, and Landlord’s maintenance and repair obligations hereunder, (c) as between Landlord and Tenant, Landlord maintains all responsibility for any latent defects in the Leased Premises and appurtenances and in all other parts of the Property and all related improvements and appurtenances, (d) no representations or warranties, express or implied, as to the condition or repair of the Leased Premises or the habitability, fitness or suitability of the Leased Premises for Tenant’s intended use nor promises to alter, remodel or improve the Leased Premises have been made by Landlord (except as set forth in this Lease or as is imposed by law), and (e) the Leased Premises are subject to all laws, ordinances and governmental regulations and orders and all matters affecting title to the Property; provided that Landlord represents and warrants that it has good and indefeasible title to the Property, and authority to grant this Lease. Tenant shall be responsible for obtaining and maintaining all security with respect to the interior of the Leased Premises, whether by the use of devices, security guard personnel or otherwise. Tenant acknowledges and agrees that Landlord shall have no liability to Tenant or its employees, agents, contractors or invitees for the implementation or exercise of, or for the failure to implement or exercise, any security measures with respect to the interior of the Leased Premises, the Building or the Property. Landlord represents and warrants to the best of its actual knowledge and belief that the structural elements, foundation, exterior walls, exterior doors and windows, elevators (excluding those installed by Tenant), stairways (excluding those installed by Tenant), roof, and systems of the Building (excluding the systems installed in the Leased Premises by Tenant) are free of any latent or patent defects; that the Building complies in all material respects with applicable codes, statutes and regulations; that Tenant’s Permitted Use will not conflict with any applicable easements, covenants or restrictions; and that the Building is zoned LI — Light Industrial.

4.3 Tenant Repairs and Maintenance.

(a) Tenant agrees that it will not damage the Leased Premises, the Building or the Property (provided that modifications and improvements to the Leased Premises conducted in accordance with approved plans and specifications shall not be deemed damage), and will pay, as additional rent upon demand by Landlord, the reasonable cost of the repair or replacement of any damage or injury done to the Building, the Property, or any part thereof, and the fixtures, equipment or personal property located therein or thereon, caused in whole or in part by the negligent acts or omissions or intentional acts of Tenant or Tenant’s agents, employees, contractors, invitees, visitors or permitted subtenants in excess of any insurance proceeds actually received by Landlord with respect to such damage or injury. Except for maintenance and repairs expressly required of Landlord pursuant this Lease, Tenant agrees, at its sole cost and expense, and subject to ordinary wear and tear, (i) to keep the interior of the Leased Premises, including but not limited to ventilation systems, the heating and air conditioning systems, plumbing fixtures, light fixtures, bulbs and tubes, fire sprinkler system, dock bumpers, trash pickup and removal, pest control and extermination, interior walls, ceilings, millwork, paneling and other finish work, floor and floor coverings, and Tenant’s equipment, facilities, furniture and Trade Fixtures, in a neat, clean, properly serviced, safe and secure condition, and in good order, repair and condition (including necessary painting and decorating), and shall be solely responsible for obtaining and causing to be performed all janitorial services within the Leased Premises as required to comply with Tenant’s use of the Leased Premises and its obligations hereunder, (ii) to keep all glass installed by Tenant, all internal doors, the surface of interior walls, and all store fronts to the Leased Premises clean and in good condition and immediately replace any glass installed by Tenant in the Leased Premises which may be damaged or broken; (iii) to make promptly all repairs, alterations, additions or replacements to the Leased Premises, and Tenant’s equipment, facilities or Trade Fixtures therein, that may be required by any law or ordinance or any order or regulation of any public authority as a result of Tenant’s use or occupancy of the Leased Premises or activities or business therein including repairs, alterations, additions or replacements required due to changes in the requirements of the ADA and any similar state and municipal laws, ordinances or regulations after the Commencement Date of this Lease, (iv) to keep the Leased Premises equipped with all safety appliances required because of such use or occupancy, (v) to procure, maintain and furnish any licenses and permits required for any such use or occupancy or activities or business therein, (vi) to comply with the laws, ordinances, orders and regulations of all governmental authorities having jurisdiction over the Leased Premises or Tenant, and its use or occupancy of, or activities or business in the Leased Premises; and (vii) in accordance with the same standard of repair that would apply to Landlord under Section 5.3, to keep and maintain all changes made by Tenant to the structural components of the Building and/or changes made by Tenant to the Building systems, including without limitation, the stairwells and/or elevators for the exclusive use of Tenant, in good order, repair and condition or as may be otherwise required by any law or ordinance or any order or regulation of any public authority applicable thereto. Landlord shall comply with all laws, regulations and ordinances applicable to the Property and the Common Areas of the Building, and shall secure all required permits for Landlord’s work in the Building and maintain a certificate of occupancy for the Building (exclusive of the Leased Premises and the premises of other tenants).

(b) A party’s obligation to repair shall include the obligation to replace when necessary, regardless of whether the benefit of such replacement extends beyond the Lease Term. Replacement and repair of the Building and/or the Leased Premises (excluding Tenant’s personal property) shall be with new items or materials of a quality equal to or better than those originally employed, and shall be performed in accordance with the then existing federal, state and local laws, statutes, regulations, ordinances, permits, orders, decrees, guidelines and rules pertaining thereto. All contractors, workmen, artisans and other persons which or who Tenant proposes to retain to perform work in the Leased Premises pursuant to this Section 4.3 shall be competent in their respective crafts and licensed by the State of Texas, where required, and all such work shall comply with Section 4.7 hereof. In addition to the maintenance and repair obligations of Tenant otherwise expressly set forth in this Lease, Tenant is also obligated to perform, at Tenant’s own cost and expense and risk, all other maintenance and repairs within the Leased Premises necessary or appropriate to cause the Leased Premises to be suitable for Tenant’s Permitted Use.

(c) If Tenant fails to make such repairs or replacements within twenty (20) days after notice from Landlord (or if the repairs or replacements are of such nature that they cannot be completed within said 20-day period, Tenant fails to commence such repairs and replacements within twenty (20) days after notice from Landlord and thereafter continuously and in good faith diligently prosecutes the completion of such repairs and replacements as promptly as reasonably possible), Landlord may, at its option, make such repairs or replacements, and Tenant shall repay the reasonable cost thereof (plus a charge of fifteen percent (15%) to cover Landlord’s administrative and supervisory costs) to Landlord upon demand, provided that Tenant may examine receipts and invoices for the expenditures.

(d) Tenant further agrees not to commit or allow any waste to be committed on any portion of the Property, and at the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver up said Leased Premises to Landlord in as good condition as at the Commencement Date, ordinary wear and tear and damages or destruction caused by fire or other insured casualty or Landlord’s negligence or willful misconduct excepted. If Landlord causes damage to the Lease Premises by reason of negligence or willful misconduct, or by reason of a breach of its duty to maintain the Building under this Lease, Landlord shall promptly repair or restore such damage. Unless otherwise expressly stipulated herein, Landlord shall not be required to make any improvements of any kind or character on or to the Property, or any portion thereof, during the term of this Lease, but shall make such repairs as may be required for normal maintenance operations and such additional maintenance as maybe necessary to maintain the Property and the Building in a first-class manner excluding damages caused by Tenant, its agents, employees, invitees or visitors.

4.4 Surrender of Leased Premises. Tenant shall immediately surrender possession of the Leased Premises and deliver the Leased Premises to Landlord in as good repair and condition as at the commencement of Tenant’s occupancy, reasonable wear and tear and damages or destruction caused by fire or other insured casualty or by Landlord’s negligence or willful misconduct excepted, and shall deliver to Landlord all keys to the Leased Premises. All furniture and trade fixtures of Tenant not removed at the expiration of the Term of this Lease, or within twenty (20) days after the earlier termination of this Lease (except in the event of the termination of this Lease as the result of fire or other casualty or condemnation, then within thirty (30) days after such termination), shall thereupon be conclusively presumed to have been abandoned by Tenant and Landlord may, at its option, take over the possession of such property and declare same to be the property of Landlord by written notice thereof to Tenant and/or Landlord may dispose of same, in either case without any liability to Tenant.

4.5 Indemnity and Hold Harmless Provisions.

(a) Except as expressly provided herein, Landlord shall not be liable or responsible to Tenant for any loss or damage to any property or person (i) occasioned by theft, act of God, terrorist act, riot, strike, insurrection, war, governmental edict or requisition or act of a governmental authority, or (ii) arising by reason of repair, alteration or maintenance of any part of the Building, or the failure to make any such repairs unless the manner of conducting such repairs, alterations or maintenance (or the failure to perform same) would otherwise constitute an event of default hereunder after satisfaction of any applicable notice and cure periods or is covered by the indemnity provisions contained herein. It is the intention of the parties that each party will be responsible for damage caused by the negligence or willful misconduct of such party or those over whom it has the ability to exercise control. Tenant therefore waives all claims against Landlord for damages to persons or property (including related expenses, including but not limited to attorney’s fees) arising for any reason in or on the Leased Premises, the Building or the Property other than claims, actions, proceedings, damages, fines, and expenses (including reasonable attorney’s fees) to the extent resulting or arising from the intentional acts, willful misconduct or negligence of Landlord or Landlord’s Related Parties (as defined below), or a breach of this Agreement by Landlord, as to which Landlord agrees to defend, save harmless and indemnify Tenant and Tenant’s permitted subtenants or assignees, and Tenant’s agents, employees, contractors, licensees or invitees (“Tenant’s Related Parties”). Neither Landlord nor Landlord’s agents, employees, officers, directors, shareholders, partners, members, venturers, beneficiaries, mortgagees, agents or representatives (collectively,

“Landlord’s Related Parties”) shall be liable for, and Tenant shall indemnify and save harmless Landlord and Landlord’s Related Parties of and from all fines, legal proceedings and actions, claims, demands, losses, costs, damages, expenses (including but not limited to reasonable attorney’s fees) to the extent resulting or arising from any and all injuries to or death of any person or damage to or loss of any property, caused by, resulting from or resulting or arising from (i) any breach, violation or non-performance of any condition of this Lease by Tenant or Tenant’s Related Parties, (ii) the use or occupancy of the Leased Premises, the Property or Common Areas by Tenant or Tenant’s Related Parties, (iii) any act or omission in the face of a duty to act, or negligence of Tenant or Tenant’s Related Parties in or about the Leased Premises, the Property or the Common Areas including any act of Tenant or Tenant’s Related Parties that is in violation of any law, ordinance, regulation or similar requirement by any governmental authority, (iv) transactions and conduct of the business of the Tenant or Tenant’s Related Parties, or (v) any other matter attributable to the conduct of or conditions caused by Tenant or Tenant’s Related Parties. The provisions of this section shall survive the expiration or earlier termination of this Lease.

(b) Landlord waives all claims against Tenant for damages to persons or property (including related expenses, including but not limited to attorney’s fees) arising for any reason in or on the Leased Premises, the Building or the Property other than claims, actions, proceedings, damages, fines and expenses (including reasonable attorney’s fees) to the extent resulting or arising from the intentional acts, willful misconduct or negligence of Tenant or Tenant’s Related Parties or a breach of this Agreement by Tenant, as to which Tenant agrees to defend, save harmless and indemnify Landlord and Landlord’s Related Parties. Neither Tenant nor Tenant’s Related Parties shall be liable for, and Landlord shall indemnify and save harmless Tenant and Tenant’s Related Parties of and from all fines, legal proceedings and actions, claims, demands, losses, costs, damages, and expenses (including but not limited to reasonable attorney’s fees) to the extent resulting or arising from any and all injuries to or death of any person or damage to or loss of any property, caused by, resulting or arising from (i) any breach, violation or non-performance of any condition of this Lease by Landlord or Landlord’s Related Parties, (ii) the use or occupancy of the Property or Common Areas by Landlord or Landlord’s Related Parties, (iii) any act or omission in the face of a duty to act or negligence or Landlord or Landlord’s Related Parties in or about the Leased Premises, the Building, the Property or the Common Areas including any act of Landlord or Landlord’s Related Parties which is in violation of any law, ordinance, regulation or similar requirement by any governmental authority, (iv) transactions and conduct of the business of the Landlord or Landlord’s Related Parties, (v) any other matter attributable to the conduct of or conditions caused by Landlord or Landlord’s Related Parties. The provisions of this section shall survive the expiration or earlier termination of this Lease.

(c) If any action or proceeding should be brought against Landlord in connection with any liability or claim covered by Tenant’s indemnity above, Tenant, on notice from Landlord, shall defend such action or proceeding, at Tenant’s expense, by or through attorneys reasonably satisfactory to Landlord. Notwithstanding anything in this Lease to the contrary, without affecting the rights of Tenant to recovery of actual, direct damages, under no circumstances shall Landlord be liable to Tenant or to

Tenant’s Related Parties for any consequential, incidental, indirect, punitive, exemplary or special damages or lost profits (collectively, “Consequential Damages”) resulting from any cause whatsoever, whether arising in contract, warranty, tort (including negligence), strict liability, indemnity or otherwise. It is expressly agreed that no failure by Landlord to fulfill any condition hereof shall constitute a failure of essential purpose entitling Tenant to Consequential Damages. The provisions of this section shall expressly survive the termination of this Lease.

(d) If any action or proceeding should be brought against Tenant in connection with any liability or claim covered by Landlord’s indemnity above, Landlord, on notice from Tenant, shall defend such action or proceeding, at Landlord’s expense, by or through attorneys reasonably satisfactory to Tenant. Notwithstanding anything in this Lease to the contrary, without affecting the rights of Landlord to recovery of actual, direct damages, under no circumstances shall Tenant be liable to Landlord or to Landlord’s Related Parties for any Consequential Damages resulting from any cause whatsoever, whether arising in contract, warranty, tort (including negligence), strict liability, indemnity or otherwise. It is expressly agreed that no failure by Tenant to fulfill any condition hereof shall constitute a failure of essential purpose entitling Landlord to Consequential Damages. The provisions of this section shall expressly survive the termination of this Lease.

(e) Except to the extent directly attributable to Landlord’s gross negligence or intentional misconduct, neither Landlord nor any of Landlord’s Related Parties shall be liable in any event for personal injury or loss to Tenant’s property caused by fire, steam, oil leaking, escaping or flowing in the Leased Premises, flood, water leaks, rain, hail, ice, snow, smoke, lightning, wind, explosion, interruption of utilities, the breakage, leakage, obstruction or other defects of equipment, pipes, sprinklers, wires, appliances, plumbing, air conditioning and heating system or lighting fixtures, or other occurrences. Landlord strongly recommends that Tenant secure Tenant’s own insurance in excess of amounts required elsewhere in this Lease to protect against the above occurrences if Tenant desires additional coverage for such risks. Tenant shall give prompt notice to Landlord of any accidents involving persons or property. Furthermore, except to the extent directly attributable to Landlord’s gross negligence or intentional misconduct, neither Landlord nor any of Landlord’s Related Parties shall be responsible for lost or stolen personal property, equipment, money, or jewelry from the Leased Premises or from the Common Areas, regardless of whether such loss occurs where the area is locked against entry. Neither Landlord nor any of Landlord’s Related Parties shall be liable to Tenant or Tenant’s Related Parties for any damages or losses to property or injury to persons caused by any other lessees in the Property or for any damage or losses caused by theft, burglary, assault, vandalism or other crimes. Landlord strongly recommends that Tenant provide its own security systems and services within the Leased Premises, and secure Tenant’s own insurance in amounts required elsewhere in this Lease to protect against the above occurrences if Tenant desires additional protection or coverage for such risks. Each party shall give the other party prompt notice of any criminal or suspicious conduct within or about the Leased Premises, the Property or the Common Areas and/or any personal injury or property damage caused thereby. Landlord may, but shall not be obligated to, enter into agreements with third parties for the provision, monitoring, maintenance and repair of any courtesy patrols or similar services or fire protection systems and equipment. Absent gross negligence or intentional misconduct, Landlord shall not be responsible for the adequacy of lighting or any security measures in Building, the Common Areas (including the parking areas), the Property and/or the Project, and Tenant assumes sole responsibility for the adequacy of lighting and security within the Leased Premises.

4.6 Mechanic’s Liens. Tenant shall not have the right to allow and will not permit any mechanic’s or materialman’s lien or liens to be placed upon the Leased Premises or improvements thereon or the Property during the term hereof caused by or resulting from any work performed, materials furnished or obligations incurred by or at the request of Tenant and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer, or materialman for the performance of any labor or the furnishing of any materials that would give rise to the filing of any mechanic’s, materialman’s, or other liens against the interest of Landlord in the Property or the Leased Premises. However, Tenant shall not be responsible for any lien filed by reason of work commissioned or materials incorporated by or at the direction of Landlord or any other tenant of the Property, or for the removal of same. In the case of the filing of any lien on the interest of Landlord or Tenant in the Leased Premises or the Property, Tenant shall cause the same to be discharged of record or adequately bonded against in accordance with Sections 53.171-175 of the Texas Property Code within thirty (30) days after the filing of same. If Tenant shall fail to discharge or so bond against such lien within such period, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit in court or bonding after twenty (20) days prior written notice to Tenant. Any amount reasonably paid by Landlord for any of the aforesaid purposes, or for the satisfaction of any other lien not caused or claimed to be caused by Landlord or another tenant, together with all reasonable legal and other expenses of Landlord in defending any such action or procuring the discharge of such lien, shall be paid by Tenant to Landlord upon demand.

4.7 Alterations, Additions and Improvements. Subject to the provisions of Exhibit D, and except as provided below, Tenant covenants and agrees not to make or allow to be made any alterations or improvements to or in the Building or to any of the Building systems outside of the Leased Premises, or to any structural elements within the Leased Premises, without first obtaining the written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed if such alterations or improvements are consistent with and beneficial to the Tenant’s Permitted Use of the Leased Premises. Tenant may make non-structural alterations within the Leased Premises without Landlord’s prior written consent, except as otherwise required in Exhibit D for the initial Tenant Work, and in Exhibit C for initial tenant improvements in any Expansion Space. Any alterations, physical additions or improvements when made to or in the Leased Premises by Tenant, whether temporary or permanent in character (other than Trade Fixtures), shall be deemed a part of the Property and at once become the property of Landlord and shall be surrendered to Landlord upon the termination of this Lease by lapse of time or otherwise, or, at Landlord’s option, shall be removed by Tenant and Tenant shall repair any damage caused or associated with such removal upon the expiration or earlier termination of the term of this Lease; provided, however, this clause shall not apply to Trade Fixtures. All structural alterations, improvements and additions in and to the Leased Premises and all alterations or physical additions to the exterior of the Building or any of the Building systems requested or performed by Tenant shall be in accordance with plans and specifications which have been previously submitted to Landlord and approved in writing by Landlord. Except as provided in Exhibit D, any alterations within the Leased Premises shall be performed at Tenant’s expense. Any structural, exterior or Building systems work approved by Landlord shall be accomplished by Tenant utilizing licensed contractors and subcontractors. All work performed by Tenant and its contractors and subcontractors shall be subject to the following conditions: (a) Tenant shall maintain public liability insurance in amounts not less than $1,000,000 per occurrence and $2,000,000 aggregate, insuring Tenant and Landlord against any liability that may arise on account of such construction and Tenant shall maintain workman’s compensation insurance covering all persons employed by Tenant and will require its contractors and subcontractors to maintain workman’s compensation insurance in connection with such work and with respect to whom death or bodily injury claims could be asserted against Tenant and/or Landlord or their respective property; (c) such construction shall not unreasonably interfere with the use by other lessees of their demised premises in the Property or Landlord’s activities with respect to the Property; (d) a certificate of insurance for each contractor and subcontractor must be submitted to the Landlord for approval, including without limitation, the type and amount of the insurance coverage, prior to commencement of construction; (e) Tenant shall use reasonable efforts to insure that all Tenant’s contractors and subcontractors will be cooperative with Property personnel and comply with all Property Rules and Regulations; (f) all construction shall be done in a good and workmanlike manner utilizing high quality materials, and any structural, exterior or Building system work approved by Landlord shall be pursuant to plans approved in advance by Landlord (except as otherwise provided in this Lease), and such work shall be certified by Tenant’s architect to have been constructed in accordance with the Tenant’s plans, and such certification shall be provided to Landlord; (g) lien releases from each contractor and subcontractor must be submitted to the Landlord within thirty (30) days after completion; and (h) all construction shall comply with all applicable governmental laws, rules and regulations, including procuring all necessary permits and approvals prior to the commencement of any such work. Tenant shall notify Landlord in writing of the completion of the approved changes or alterations. Landlord (or its authorized representative) shall have the right at any time to inspect such changes or alterations for workmanship and compliance with the previously approved plans and specifications, and Tenant shall promptly correct all material deviations or defects discovered in such changes or alterations.

The term “Trade Fixtures” shall mean any and all items of property used by Tenant in, upon or about the Leased Premises for the carrying on of its business and which may or may not be annexed to the realty by Tenant but in any event can be removed without any material injury whatsoever to the Leased Premises, the Building or the Property, including but not limited to furniture, furnishings, decorations, equipment, shelves, bins, machinery and equipment (including the emergency stand-by battery system and portable generator as herein provided); provided, however, that the term Trade Fixtures shall not include any permanent leasehold improvements, including but not limited to any floor, wall or ceiling coverings (excluding throw rugs), any interior walls or floor-to-ceiling partitions or partitions permanently attached to the structure, any lighting fixtures, track lights or any property a part of any electrical, plumbing or mechanical system, notwithstanding that the same may have been installed in, upon or about the Leased Premises by or for Tenant. Notwithstanding anything in this Section 4.7 to the contrary, Tenant, at its own cost and expense, may erect such Trade Fixtures in or about the Leased Premises as it desires provided that (a) such Trade Fixtures do not overload or damage the Leased Premises, or have any adverse effect on any Building systems, (b) such items may be removed without material injury to the Leased Premises, and (c) the construction, erection or installation thereof complies with all applicable governmental statutes, rules and regulations. Tenant shall have the right to remove (provided Tenant is not then in default under this Lease), or Landlord (in any event) shall have the right to require the removal of, at the termination or expiration of this Lease such Trade Fixtures installed by Tenant (other than replacements for any such items originally installed by Landlord); provided, such removal is made prior to the expiration of the Term of this Lease or within twenty (20) days after the earlier termination of this Lease (except in the event of the termination of this Lease as the result of fire or other casualty or condemnation, then within thirty (30) days after such termination); and provided, further that Tenant shall repair any damage caused by such removal and restore the Leased Premises to its original condition, reasonable wear and tear excepted. To the extent any Trade Fixtures are not removed from the Leased Premises as provided above, Landlord shall have the rights provided in Section 4.4.

4.8 Assignment and Subletting.

(a) Except as expressly provided herein, Tenant shall not assign this Lease or sublet all or part of the Leased Premises or any part thereof or mortgage, pledge or hypothecate or otherwise encumber this Lease, or any interest in this Lease or the Leased Premises, or permit the use or occupancy of all or part of the Leased Premises by any person or persons other than Tenant, without the prior express written permission of Landlord, which shall not be unreasonably withheld, conditioned or delayed. In the event of a permitted assignment or sublease, or if Landlord consents in writing to an assignment of this Lease or sublease of all or part of the Leased Premises, or any such other transaction, (i) Tenant and Guarantor will remain fully and primarily liable for the performance of all of the covenants, duties, and obligations hereunder including, without limitation, the obligation to pay all rent and other sums herein provided to be paid, (ii) Landlord may require that Tenant pay to Landlord a reasonable sum as attorney’s or other fees (not to exceed $1,500.00) arising incident to such transaction and that the assignee or subtenant pay Landlord a reasonable sum incurred by Landlord in moving the assignee or subtenant in and out of the Leased Premises should Landlord be requested and elect to provide such assistance; however, Landlord is under no obligation to provide such assistance; and (iii) upon the occurrence of an event of default if all or any part of the Leased Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or provided by law, may, at its option, collect directly from the assignee or sublessee all rents becoming due to Tenant by reason of the assignment or sublease. Any collection directly by Landlord from the assignee or sublessee shall not be construed to constitute a novation or a release of Tenant from the further performance of its obligations under this Lease or a waiver of this Section 4.8. Consent by Landlord to one transfer or assignment shall not operate as a consent to any subsequent transfer or assignment by Tenant. Any change in the majority ownership or beneficial ownership of Tenant or any acquisition by a control group of majority ownership of the publicly held equity in Guarantor, or a merger, consolidation, dissolution, liquidation or similar transaction involving Tenant or Guarantor in which Tenant or Guarantor, as the case may be, is not the surviving entity, or any transaction or series of transactions resulting in a change of the control of Tenant, or the sale of greater than fifty percent (50%) of Tenant’s or Guarantor’s assets, shall constitute an assignment for purposes of this Lease, and Tenant shall notify Landlord in writing of any such proposed transaction as soon as reasonably possible given the constraints on selective disclosure of material events by a publicly-traded company.

(b) Notwithstanding anything herein to the contrary, Tenant shall at all times during the Lease Term have the right, without having to obtain Landlord’s prior consent or approval, to assign its interest in this Lease and/or to sublet all or any portion of the Leased Premises to (i) any Affiliate (as defined below) of Tenant or Tenant’s parent, (ii) to any successor entities or persons by virtue of conversion, merger, consolidation, liquidation, reorganization or other operation of law; or (iii) to the purchaser (or an Affiliate of the purchaser) of substantially all of the assets of Tenant, or the portion of the business conducted by Tenant at the Leased Premises; provided the tangible net worth of the entity resulting from such merger or acquisition immediately after such merger or acquisition is equal to or greater than the tangible net worth of Tenant as of the Commencement Date of this Lease, and provided further that in the event of any of the assignments described in (i), (ii) and (iii) immediately above, Guarantor shall remain fully and primarily liable for the performance of all of the covenants, duties, obligations hereunder including, without limitation, the obligation to pay all rent and other sums herein provided to be paid. As used in this Lease, the Lease term “Affiliate”, as to either party, shall mean (1) any person or entity controlling, controlled by or under common control with such party, or (2) any person or entity controlling, controlled by or under common control with such party’s parent or any subsidiary of any tier of such party’s parent. For purposes of this Lease, Zydeco Development Corporation shall be deemed to be an Affiliate of Landlord. Moreover, notwithstanding subsection (a) above, Tenant may, without Landlord’s prior consent, allow the temporary occupancy of space within the Leased Premises by research subjects engaged in clinical studies, including overnight stays continuing during the pendency of those clinical trials, and may allow use of space within the Leased Premises by health care professionals and assistants as needed to support such clinical studies.

4.9 Subordination. Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust, or other lien presently existing or hereafter placed with Landlord’s consent upon or constituting a lien or charge upon the Property or the improvements situated thereon and any renewals, modifications, consolidations, participation, replacements and extensions thereof. Tenant agrees that any such mortgagee and/or beneficiary of any deed of trust or other lien (“Landlord’s Mortgagee”) and/or Landlord shall have the right at any time to subordinate such mortgage, deed of trust, or other lien to this Lease. Tenant agrees upon demand to execute such instruments, releases or documents as may be required by Landlord’s Mortgagee for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage, deed of trust or other lien, provided the terms thereof are substantially the same as those contained in the Subordination, Non-Disturbance and Attornment Agreement attached hereto as Exhibit F.

4.10 Notice to Landlord and Landlord’s Mortgagee; Right to Cure. In the event of any act, omission or breach of any provision of this Lease by Landlord which would give Tenant the right to damages from Landlord or any other right hereunder, at law or in equity, Tenant shall not sue for such damages or take any other action (excluding exigent circumstances, where immediate action is necessary to protect valuable property or safety) until (i) Tenant shall have given written notice of such act, omission or breach to Landlord and Landlord’s Mortgagee (if Tenant has been provided with the name and current address of same), if any, and (ii) at least thirty (30) days to remedy such act, omission or breach shall have elapsed following the giving of such notice, and Landlord, its agents, employees or the Landlord’s Mortgagee shall be entitled to enter upon the Leased Premises and do therein whatever may be reasonably necessary to remedy such act, omission or breach during such cure period to forestall any such action by Tenant.

4.11 Estoppel Certificate. Tenant and Landlord will, at any time and from time to time, upon not less than twenty (20) days’ prior request by the other party, execute, acknowledge, and deliver to the other party a statement in writing provided by the other party certifying to the other party or any present or prospective purchaser or mortgagee, or to comply with any audit, that (i) this Lease is the entire agreement between the parties and is unmodified and in full force and effect (or, if there have been modifications that this Lease is in full effect as modified, and setting forth such modifications), (ii) the date through which the rent has been paid, (iii) that Tenant has unconditionally accepted the Leased Premises, or stating any reservations, (iv) the term of this Lease, including any applicable extensions or renewals, (v) the current amount of monthly Base Rent and Additional Rent, (vi) the present Landlord and Tenant, (vii) the next date on which a rent payment will be due and owing, (viii) either stating that to the knowledge of the signer of such certificate that no default is known to exist hereunder or specifying each such default of which the signer may then have knowledge, and (ix) stating such other factual circumstances as may be reasonably requested, provided that such instrument shall not be drafted to modify or impair any right existing under the Lease in favor of the signatory. It is intended that any such statement by the party executing such statement may be relied upon by the auditors, and prospective and actual lenders and investors of the other party and by any prospective purchaser or mortgagee of the Property or by any prospective purchaser of Tenant’s business or assets, as the case may be. If the party receiving such request does not respond within such twenty-day period, such silence shall be conclusively deemed to have confirmed and approved all of the items, certifications and representations contained in the estoppel certificate provided by the requesting party to the extent the estoppel certificate is consistent with the foregoing provisions, and the requesting party and such present or prospective purchaser of mortgagee shall be entitled to rely upon such certificate provided by the requesting party as if the party receiving such request had executed such certificate. However, the parties will not request that estoppel certificates be signed for purposes of any litigation between them.

4.12 Use Tax; Taxes on Tenant’s Property; Tax Protests. Notwithstanding any other provision herein, Tenant shall pay as and when they become due and before the same become delinquent any and all taxes, charges and fees imposed upon Tenant, its assets or its business in connection with the use and occupancy of the Leased Premises. This includes any charges that constitute or are imposed in connection with licenses needed by Tenant, or any franchise, sales or excise taxes, and any taxes (other than income taxes) measured by the amount of rents paid under this Lease. Tenant shall be liable for all taxes levied or assessed against Tenant’s Trade Fixtures or other personal property in the Leased Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and if Landlord elects or is required to pay the same or if the assessed value of Landlord’s property is increased by inclusion of Tenant’s Trade Fixtures or other personal property in the Leased Premises and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is liable hereunder. Nothing herein shall diminish Tenant’s right to contest in accordance with lawful tax procedures, any tax or assessment imposed on its own personal property.

Section 41.413 of the Texas Property Tax Code gives Tenant the right to protest before the appropriate appraisal review board a determination of the appraised value of the Leased Premises and requires Landlord to deliver to Tenant a notice of any determination of the appraised value of the Leased Premises. Provided Tenant received the notice of appraised value from Landlord at least twenty (20) days prior to the date by which a protest of such value must be filed, Tenant agrees to give Landlord at least ten (10) days prior notice before Tenant files any such protest with appropriate governmental authorities, during which ten-day period Landlord may exercise its right to file such a protest. Tenant further agrees that if it files a protest in accordance with the conditions of Section 41.413 of the Texas Property Tax Code, Tenant shall be solely responsible for, and shall pay, all costs of its protest. If either Landlord or Tenant protests a determination of the appraised value of the Leased Premises, the party so protesting such valuation shall keep the other party advised as to the status, progress and results of such protest.

4.13 Intentionally Deleted.

4.14 Common Areas. All areas of the Property designated by Landlord from time to time for the common use of all tenants and occupants of the Property, including but not limited to parking areas, sidewalks, landscaping, curbs, loading areas, private streets and alleys on the Property, lighting facilities, and other exterior areas and improvements provided by Landlord for the common use of all tenants and occupants of the Building (the “Common Areas”) shall be subject to Landlord’s sole management and control and shall be operated and maintained in such manner as Landlord, in its reasonable discretion, shall determine. Landlord reserves the right to change from time to time the dimensions and location of the Common Areas as well as the location, dimensions, identity and type of any building other than the Building and to construct additional buildings or additional stories on existing buildings other than the Building or other improvements in and to the Property, and to eliminate buildings other than the Building, provided that Landlord shall not (i) materially interfere with access to the Building and the Leased Premises; (ii) significantly impair Tenant’s views to the open space surrounding the Building; (iii) adversely affect parking rights under the Lease; (iv) eliminate Common Areas needed by Tenant for the use and enjoyment of the Leased Premises; or (v) alter the character of the Building as a first class building. Tenant shall have the nonexclusive right and license to use the Common Areas as constituted from time to time, as well as the Common Areas as defined in the Declaration, such use to be in common with Landlord, other tenants and occupants of the Property and other persons permitted by Landlord to use the Common Areas. Notwithstanding anything herein to the contrary, Landlord hereby agrees that the costs of maintaining the Common Areas shall be reasonable and commensurate with those of other buildings in the area.

4.15 Parking and Road Use. Tenant is granted the license and right to use, for the benefit of Tenant, and Tenant’s Related Parties, the number of parking spaces as provided in Section 1.18 on the Property outside the Leased Premises subject to reasonable regulation by Landlord. Some of the parking spaces are on a reserved basis and are located as reflected on the Parking Lot Layout attached hereto as Exhibit A-1, and the balance of the parking spaces are on a non-reserved basis as located within the parking lot as reflected on Exhibit A-1. All reserved parking shall be only in marked areas and any parking along any roads by Tenant or Tenant’s Related Parties shall be upon the express condition that all roads must be kept clear for through traffic of all vehicles, including but not limited to tractor trailers, and Tenant and Tenant’s Related Parties shall not park in any reserved parking designated for other tenants in the Building. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties but shall create an enforcement mechanism by the placement of signs or marking of spaces, the issuance of parking permits or stickers, and, at Tenant’s expense and liability, providing Tenant with the right to cause improperly parked vehicles to be removed in accordance with all applicable laws, ordinances and governmental regulations.

4.16 [Intentionally omitted.]

4.17 Signage.

(a) The design, size, location and quantity of any signage Tenant desires for the Leased Premises shall be subject to the mutual approval of Landlord and Tenant. Such signage may include lobby signage, directory signage, building façade signage and Tenant directional signage. It is expressly agreed that Tenant shall have the right to have prominent exterior signage, up to and including, renaming the Building, subject to Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

(b) Tenant shall repair, paint and/or replace the facia surface to which its signs are attached upon Tenant’s vacating the Leased Premises or the removal or alteration of the signage, as necessary to repair any damage. In connection with the installation and maintenance of Tenant’s signage, Tenant shall not, without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, (i) make any changes to the exterior of the Leased Premises (other than the erection of the signage), or (ii) install any exterior lights, decorations, balloons, flags, pennants or banners.

(c) All of Tenant’s signs shall comply with all applicable ordinances, rules and regulations of the City of Austin, and Tenant shall be solely responsible, at Tenant’s cost and expense, to obtain all permits required for any such signs.

(d) It is further agreed that Tenant, at its sole cost and expense, shall be allowed (subject to all applicable restrictions, ordinances or regulations) to install a directional or identification monument sign, the design of which shall be subject to the reasonable approval of Landlord, at the corner of U.S. Highway 183 South and Riverside Drive in such location as is mutually agreed upon by Tenant and Landlord. Tenant shall further be allowed, at Tenant’s sole cost and expense and subject to all applicable restrictions, ordinances or regulations, to such other directional signs, the design of which shall be subject to the reasonable approval of Landlord, within the Project at such locations as Landlord and Tenant may mutually agree so long as such signs shall be located on property owned by Landlord or its Affiliates. It is further agreed that in the event Landlord or one of its Affiliates construct tenant identification signage at the entrance of the Project on State Highway 71/Ben White Boulevard and Riverside Drive, Tenant shall have the right to have tenant identification signage thereon, with the prominence thereof being proportionate to the other tenants based on the relative square footages of their respective occupied spaces in the Project.

4.18 Attorney’s Fees and Expenses. Notwithstanding anything contained herein to the contrary, in the event either Tenant or Landlord brings suit for a default in the performance of any of the terms, covenants, agreements or conditions contained in this Lease Agreement, or any part thereof, in addition to the remedies to which the parties may otherwise be entitled, the prevailing party shall be entitled to recover reasonable attorneys and expert witness fees, expenses, and court costs incurred in connection therewith. Whenever this Lease Agreement requires the payment of any attorney’s fees or other expenses to enforce any obligation or to cure any default on the part of either party, the requirement shall be construed to mean reasonable attorney’s fees or reasonable expenses in relation to the matter (taking into account the urgency with which it must be accomplished), as the case may be.

4.19 Hazardous Substances. Tenant shall not cause or permit any Hazardous Substances (as defined below) to be used, stored, generated or disposed of on or in the Leased Premises by Tenant, its agents, employees, contractors or invitees in violation of applicable law. The term “Hazardous Substance” means any substance that is toxic, ignitable, reactive or corrosive, the use or disposal of which is restricted, regulated or penalized by any federal, state or local statute, ordinance, regulation or other law of a governmental or quasi-governmental authority relating to pollution or protection of the environment or the regulation or storage of such materials. The term “Hazardous Substance” includes any and all materials or substances that are defined as: “hazardous waste”, “extremely hazardous waste” or a “hazardous substance” pursuant to state, federal or local governmental law. The term “Hazardous Substance” includes but is not limited to asbestos, polychlorobiphenyls (“PCBs”) and petroleum. Without limitation of the foregoing, if Tenant causes or permits the presence of any Hazardous Substances on the Leased Premises, the Property or the Project which results in contamination, Tenant shall promptly, at its sole expense, take any and all necessary actions to return the Leased Premises, the Property or the Project to the condition existing prior to the presence of any such Hazardous Substances on the Leased Premises, the Property or the Project. Tenant shall first obtain Landlord’s written approval for any remedial action. The provisions of this Section 4.19 shall be in addition to any other obligations and liabilities Tenant may have to Landlord at law or in equity and shall survive the transactions contemplated herein and shall survive the termination of this Lease. Landlord warrants to Tenant that there are no Hazardous Substances on the Property or in the Leased Premises as of the Effective Date. Landlord shall be responsible for the removal of, and shall indemnify, hold harmless and defend Tenant from and against any claims, suits, losses, damages and expenses resulting from the presence of, any Hazardous Substances on the Property or in the Building or the Leased Premises prior to the Effective Date of this Lease or that are hereafter brought into the Building or the Leased Premises or onto the Property by Landlord (or its Affiliates or their respective agents or contractors). Notwithstanding the foregoing, Tenant may maintain (i) cleaning, printing, lubricating and similar fluids, solvents and materials normally and commonly used in general office and similar situations, and (ii) pharmacological and other substances and materials, including sharps, permitted or produced in connection with the conduct of clinical trials approved by the U.S. Food and Drug Administration, as are necessary for Tenant’s Permitted Use of the Leased Premises; provided that any such use of Hazardous Substances is conducted in accordance with applicable federal, state and local laws, ordinances and regulations, Tenant maintains all such materials in proper containers designed to avoid leakage or contamination, and Tenant obtains and maintains all governmental permits and approvals that may be required for the possession, storage or use of same.

4.20 Hazardous Materials. Tenant shall not cause or permit any Hazardous Materials (as defined below) to be brought upon, kept or used in or about the Property or the Leased Premises by Tenant, its agents, employees, contractors or invitees;

provided, notwithstanding the foregoing, Tenant may maintain (i) cleaning, printing, lubricating and similar fluids, solvents, and materials normally and commonly used in general office and similar situations, and (ii) pharmacological and incidental substances and materials, including sharps, permitted or produced in connection with clinical trials approved by the U.S. Food and Drug Administration, as are necessary for Tenant’s Permitted Use of the Leased Premises; provided that any such use of Hazardous Materials is conducted in accordance with applicable federal, state and local laws, ordinances and regulations, Tenant maintains all such materials in proper containers designed to avoid leakage or contamination, and Tenant obtains and maintains all governmental permits and approvals that may be required for the possession, storage or use of same. Any Hazardous Materials permitted on the Property or the Leased Premises as provided herein, and all containers therefor, shall be used, kept, stored and disposed of in a manner that complies with all federal, state and local laws and regulations applicable to such Hazardous Materials. Title to Hazardous Materials will remain and be stored or disposed of solely in Tenant’s name. Tenant shall not release, discharge, leak, or emit or permit to be released, discharged, leaked or emitted, any material into the atmosphere, ground, ground water, surface water, storm or sanitary sewer system or any body of water, any Hazardous Materials or any other material (as is reasonably determined by Landlord or any governmental authority) which may pollute or contaminate the same or may adversely affect (a) the health, welfare and safety of persons, whether located on the Property or the Leased Premises or elsewhere, or (b) the condition, use or enjoyment of the Leased Premises, or any other real or personal property. The term “Hazardous Materials” shall mean (a) any “hazardous waste” as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any oil, petroleum products or their by-products; and (d) any pollutant, contaminant, toxic or other waste which is restricted, prohibited or penalized by any federal, state or local governmental authority. Tenant hereby agrees that it shall be fully liable for all cost and expense related to the use, storage and disposal of Hazardous Materials kept on the Leased Premises or used in Tenant’s operations, and Tenant shall provide Landlord with immediate written notice of any violation or potential violation of the provisions of this Section 4.20. Landlord represents that as of the Effective Date there are no Hazardous Materials that Landlord (or its Affiliates or their respective agents or contractors) has brought onto the Property. Landlord shall be responsible for the removal of, and shall indemnify, hold harmless and defend Tenant from and against any claims, suits, losses, damages, and expenses asserted against Tenant or resulting from the presence of, any Hazardous Materials on the Property or in the Building or the Leased Premises prior to the Effective Date or that are thereafter brought into the Building or the Leased Premises or onto the Property by Landlord or its Affiliates or their respective agents or contractors.

ARTICLE V

LANDLORD’S DUTIES AND OBLIGATIONS

5.1 Quiet Enjoyment. Provided Tenant has performed all of the terms and conditions of this Lease, including payment of rent, to be performed by Tenant, Landlord shall not interfere with the peaceable and quiet enjoyment of the Leased Premises and the Building, including the Common Areas, by Tenant during the term of this Lease, subject to the terms and conditions of this Lease.

5.2 Utilities. Landlord shall not change or relocate the points of supply of such services so that water, sewer, electricity, communication facilities and other utilities available to Tenant will remain available for continued connection to the Leased Premises. Landlord shall also make available electric lighting and service for Common Areas in a reasonable and safe manner. The obligation of Landlord hereunder to make available such utilities and electric service, cable, and electronic communications shall be subject to the rules and regulations of the supplier of such utilities and/or any municipal or other governmental authority regulating the business of providing such utility and electric service. Tenant shall pay for all water, gas, heat, light, electricity, cable, electronic communications, power, telephone, sewer and other utilities and services used on or at the Leased Premises, together with any deposits, taxes, penalties, surcharges or the like pertaining to Tenant’s use of the Leased Premises and any maintenance charges for utilities. Water and electric service for the Leased Premises shall be separately metered. Except to the extent provided in this Section 5.2, no slow-down, fluctuation, interruption, inadequacy, malfunction, failure, stoppage with respect to utilities from any cause shall constitute an eviction, actual or constructive, or disturbance of Tenant’s use and possession of the Leased Premises or the Property or a breach by Landlord of any of its obligations hereunder or render Landlord liable for damages or entitle Tenant to be relieved from any of its obligations hereunder (including the obligation to pay rent); provided, however, to the extent any such interruption, failure or stoppage substantially interferes with the Permitted Use or otherwise renders the Leased Premises untenantable for seven (7) or more consecutive days, the Base Rent shall be abated from the beginning of such seven-day period until such reliable service is restored. It is further agreed that if the interruption, failure or stoppage renders the Leased Premises untenantable, and either (i) is caused by the gross negligence or willful misconduct of Landlord, and continues for a period of twenty (20) consecutive days, or (ii) is not caused by the gross negligence or willful misconduct of Landlord, and continues for a period of forty (40) consecutive days, then in either such event, Tenant shall be entitled to terminate this Lease by giving written notice to Landlord at any time prior to the date such service is restored to the extent necessary to allow Tenant’s continuous use of the Leased Premises for the Permitted Use. Subject to the foregoing, Landlord does not warrant that any of the utilities made available to the Leased Premises for service to be provided by the utility suppliers will be free of interruptions occasioned by causes beyond Landlord’s reasonable control, but Landlord shall exercise reasonable diligence to attempt to have such services that are disrupted restored to the extent within its reasonable control.

5.3 Maintenance and Repairs by Landlord. Landlord will, at its sole cost and expense, maintain in good repair the Building and the Property, including the Common Areas (including the parking areas), the roof, foundation, exterior walls and Building skin, doors and stairwells outside of the Leased Premises, perimeter glass and glass external to the Leased Premises, exterior systems and the structural soundness of the Building, damage from casualty, reasonable wear and tear excepted (provided, the exception for reasonable wear and tear shall not be construed to diminish Landlord’s obligation to maintain the Building and the Property in good repair) and excepting the maintenance of changes by the Tenant to the structural components of the Building and the Building systems, which are to be maintained and repaired by Tenant as provided in Section 4.3(a) above. Notwithstanding the foregoing, if damages are caused by the negligent or willful acts or omissions of Tenant, or Tenant’s Related Parties, Tenant will repay the cost of such repair to Landlord upon demand, and repairs necessitated by fire or other casualty, or by taking pursuant to Condemnation (as defined below) shall be required only to the extent provided in Sections 6.4 and 6.5 below. Neither Landlord nor any of Landlord’s Related Parties shall be liable or responsible to Tenant, or Tenant’s Related Parties for any loss or damage occasioned by or for any damage or inconvenience which may arise through repair or alteration of any part of the Property or failure to make such repairs, except to the extent provided in Section 4.5 above. Landlord shall not be responsible for maintaining the Leased Premises, including doors, hardware or glass within the Leased Premises, or any store fronts to the Leased Premises or any signs for the Leased Premises. The repair and maintenance of such items are the responsibility of Tenant under this Lease. The term “foundation” as used herein shall not include loading docks that are within the Leased Premises. Landlord shall not be liable to Tenant for any damage to Tenant’s property or business caused by water leakage from the roof at the locations of penetrations made by Tenant in the roof in connection with Tenant’s Work, or from water lines, sprinkler system or heating and cooling equipment located in and/or servicing the Leased Premises. Unless otherwise expressly provided in this Lease, Landlord shall not be required to maintain, or make any repairs to, the Leased Premises. Landlord’s maintenance obligation shall not include Tenant’s signs, the repair and maintenance of which are the responsibility of Tenant, or janitorial service for the Leased Premises, which is the sole responsibility of Tenant.

5.4 No Implied Waiver. The failure of either party to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power, or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. The waiver of or forbearance to redress any violation of this Lease or the Rules and Regulations for the Property shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. No express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. A receipt by Landlord of any rent or by either party of any other payment with or without knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach unless expressly waived in writing, and no waiver by either party of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by the party against whom such waiver is urged.

5.5 Access by Landlord. Landlord, its agents and employees shall have the right, upon and subject to the provisions hereof, to enter any portion of the Leased Premises upon reasonable notice and at reasonable hours to examine the condition of the Leased Premises, to make any repairs or alterations required to be made by Landlord hereunder, to perform any duties or enforce any rights of Landlord expressly provided for under this Lease, or during the last six (6) months of the term of this Lease, to show the Leased Premises to prospective purchasers, mortgagees or tenants. However, Landlord shall not exercise this right in such a manner as to unreasonably interfere with Tenant’s Permitted Use or quiet enjoyment of the Leased Premises, and under no circumstances or conditions shall Landlord handle, examine, discard or destroy any electronic, documentary or clinical materials of Tenant or its clients in the Leased Premises. TENANT HAS ADVISED LANDLORD THAT TENANT’S WORK INVOLVES HIGHLY CONTROLLED CLINICAL TRIALS OF NEW DRUG APPLICATIONS FOR PHARMACEUTICAL CLIENTS PURSUANT TO CONFIDENTIAL PROTOCOLS SUBJECT TO FEDERAL LAWS AND REGULATIONS AND CONTRACTUAL COMMITMENTS PROVIDING FOR STRICT CHAIN OF CUSTODY PROCEDURES; AND IN EXERCISING ITS RIGHTS OF ENTRY UNDER THIS LEASE LANDLORD SHALL EXERCISE GOOD FAITH EFFORTS TO (i) PRESERVE CONFIDENTIALITY AS TO ANY DOCUMENTARY OR ELECTRONIC INFORMATION OBSERVED BY LANDLORD OR ITS AGENTS IN THE LEASED PREMISES, (ii) AVOID INTERFERING WITH, DESTROYING OR ALTERING SUCH INFORMATION OR MATERIALS RELATED TO CLINICAL TRIALS, AND (iii) AVOID SUCH DISRUPTIVE ACTIONS AS WOULD BE LIKELY TO CAUSE TENANT TO VIOLATE ITS LEGAL AND CONTRACTUAL OBLIGATIONS TO CLIENTS. Tenant shall be entitled to accompany Landlord, its agents, employees and third parties during any such entry of the Leased Premises. In addition, during the last six (6) months of the term of this Lease, Landlord shall have the right to erect a suitable sign on the Property stating that the Leased Premises are available for lease. Landlord shall at all times retain a key with which to unlock all of the doors in, upon or about the Leased Premises. Tenant shall not change Landlord’s lock system without Landlord’s express written consent, or in any other manner prohibit Landlord from entering the Leased Premises in accordance with the provisions of this Lease. Notwithstanding anything to the contrary herein, Landlord shall have the right at any and all times to enter the Leased Premises without prior notice to Tenant by any reasonable means in the event of an emergency without liability therefore (excluding Landlord’s gross negligence or willful misconduct); provided, Landlord shall use its best efforts (i) to give Tenant notice of such emergency entry as promptly as reasonably practicable and (ii) to minimize damage to the Leased Premises and Tenant’s property. Tenant shall notify Landlord in writing at least thirty (30) days prior to vacating the Leased Premises and shall arrange to meet with Landlord for a joint inspection of the Leased Premises at least two (2) days prior to vacating. Notwithstanding anything contained herein to the contrary, all actions of Landlord or its agents pursuant to this Section 5.5 shall be taken in such manner and at such times as to not unreasonably interfere with Tenant’s use and enjoyment of the Leased Premises.

ARTICLE VI

INSURANCE, DAMAGE AND CONDEMNATION

6.1 Insurance by Landlord. Landlord shall maintain in effect at all times during the Lease Term, fire, casualty and extended coverage insurance on the Building, including the Tenant Improvements when completed, in such amounts as Landlord shall deem reasonable in its sole discretion but in no event less than the replacement cost of the Building, including the permanent improvements and fixtures, with a solvent and reputable carrier. Landlord shall furnish to Tenant a certificate of insurance (i) confirming the effectiveness of such insurance in accordance herewith, (ii) reflecting the renewal of such policy at least ten (10) days prior to the expiration of such policy, and (iii) reflecting any modification to such policy, provided that such policy shall not be modified in a manner inconsistent with the requirements of this Section. There shall be no endorsement or modification of the Landlord’s insurance policy to exclude the negligence of Tenant. Attached to the certificate of insurance shall be the waiver of subrogation and any other endorsements that may be required herein, or relevant portions of the policy setting forth such matters. Payment for losses under any such insurance policies shall be made solely to Landlord, subject, however, to the rights of the holder of any first lien mortgage or deed of trust which may now or hereafter encumber the Property. If the annual premiums to be paid by Landlord shall materially exceed the standard rates solely because of Tenant’s operations or any act or omission of Tenant, Tenant shall promptly pay the excess amount of the premium to Landlord upon written demand and proof of the increase. An increase of five percent (5%) in the annual premiums shall be deemed material. Landlord shall not be obligated in any way or manner to insure any personal property of Tenant, and Tenant shall have no right in or claim to the proceeds of any policy of insurance maintained by Landlord.

6.2 Insurance by Tenant. Tenant shall, at all times during the term of this Lease, at its own expense, maintain a policy or policies of insurance with premiums paid on a timely basis, issued by and binding upon a reputable solvent insurance company, insuring all of Tenant’s personal property located in the Leased Premises against loss or damage by fire, explosion, vandalism, malicious mischief, or other standard insurable hazards and contingencies for the full insurable value thereof (subject to standard exclusions and Tenant’s customary deductibles), and insuring Tenant against business interruption in an amount sufficient to insure the payment of Base Rent for a period of one year. Tenant shall also maintain a policy or policies of comprehensive commercial general liability insurance which provide coverage to include personal injury, bodily injury, broad form property damage, operations hazard, owner’s protection coverage and contractual liability with the premiums thereon paid on a timely basis, issued by and binding upon a solvent and reputable insurance company, such insurance to provide an aggregate limit as to the Property of not less than Three Million and No/100 Dollars ($3,000,000.00) per occurrence. Tenant may fulfill its obligations to provide insurance as required herein by an umbrella or blanket policy or policies, covering the various liabilities of Tenant and its Affiliates, so long as the general aggregate limit of such policy or policies will apply separately at least to the extent of $3,000,000 for the Tenant’s liabilities under this Lease. Tenant shall also be required to maintain workmen’s compensation and employee’s liability insurance in such amounts as required by law. The amount of the deductibles under any policy may be such amount as Tenant deems appropriate in accordance with Tenant’s corporate policy, provided the amount of the deductible of the underlying policy is commercially reasonable, and in all events, Tenant shall be solely responsible for any damages caused by Tenant, Tenant’s Related Parties, or any another persons over whom Tenant has control, that are not covered by the insurance as a result of such deductible.

Tenant’s liability and property damage insurance policies (a) shall name Landlord as additional insured and in connection with this Lease (except for the workers’ compensation policy, which instead shall include a waiver of subrogation endorsement in favor of Landlord, if available), and (b) shall provide that said insurance shall not be canceled, modified or amended unless ten (10) days prior written notice has been given to Landlord. Tenant shall deliver to Landlord insurance certificates with respect to the insurance required hereunder (and naming Landlord as additional insured as required above) on or before the Commencement Date (or Tenant’s earlier access to the Leased Premises), shall maintain such certificates at all times, and shall deliver to Landlord certificates of the renewal or replacement of such policies at least ten (10) days prior to each renewal, expiration or cancellation of such insurance. All such policies shall be primary with respect to the Leased Premises, over any other insurance maintained by Landlord. There shall be no endorsement or modification of the insurance policy to make it excess over other available insurance, or if the insurance policy states that it is excess or prorata, the policy shall be endorsed to be primary insurance with respect to the Landlord as additional insured with respect to all coverages applicable to the Leased Premises. There shall be no endorsement or modification of the policy to exclude the negligence of the additional insured. Attached to the certificates of insurance shall be the additional insured endorsement, waiver of subrogation, insured contract coverages and other endorsements required herein, or relevant portions of the policy setting forth coverages. Upon written request, the parties shall exchange copies of each policy required in this Lease.

In the event that either party fails to take out or maintain any policy required to be maintained by such party hereunder, such failure shall be a defense to any claim asserted by such party against the other party by reason of any loss sustained by such party that would have been covered by such policy, NOTWITHSTANDING THAT SUCH LOSS MAY HAVE BEEN PROXIMATELY CAUSED SOLELY BY THE NEGLIGENCE OF THE OTHER PARTY, ITS CONTRACTORS, OR ANY OF ITS RELATED PARTIES. If Tenant does not procure insurance as required, Landlord may, upon advance written notice to Tenant, cause the insurance to be issued and Tenant shall pay to Landlord the premium for such insurance within ten (10) days of Landlord’s demand, plus interest at the Default Rate from the date of demand until repaid by Tenant. The parties further agree that, notwithstanding anything to the contrary contained in this lease, neither party shall make claim against the other for damages attributable to any claim that is subject to insurance under the policies required hereunder to cover such party, to the extent of the coverage of such policies.

6.3 Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action, or cause of action, against the other, its agents, officers, licensees, invitees and employees, for any and all loss of, or damage to, any of its property by reason of fire, the elements, or any other causes which are insured against or required to be insured against under the terms of the fire and extended coverage insurance or liability policies required under this Lease, regardless of cause or origin, EXPRESSLY INCLUDING NEGLIGENCE OF THE OTHER PARTY HERETO, ITS AGENTS, OFFICERS, LICENSEES, INVITEES OR EMPLOYEES, provided, the foregoing waiver of subrogation is expressly limited to the extent of the insurance proceeds actually paid under such insurance policies, and covenants that no insurer shall hold any right of subrogation against such other party. Each party to this Lease agrees immediately after execution of this Lease to give written notice of the terms of the mutual waivers contained in this Section 6.3 to each insurance company that has issued to such party policies of fire and extended coverage insurance and to have the insurance policies properly endorsed to provide that the carriers of such policies waive all rights of recovery under subrogation or otherwise against the other party.

6.4 Fire or Other Casualty.

(a) If, during the Term of this Lease, the Leased Premises or any portion of the Property are partially or totally destroyed by fire or other casualty, the following provisions shall apply.

(b) If such damage is not substantial in extent, and can reasonably be restored with diligence within ninety (90) days, Landlord shall proceed to promptly and diligently restore same, and this Lease shall continue in effect, provided that rent shall be equitably abated from the date of damage in accordance with subsection (i) below.

(c) If the damage to the Building exceeds fifty (50) percent of the area of the Leased Premises, either Tenant or Landlord shall have the right to terminate the Lease effective as of the date of the damage, and Tenant shall be granted access for a period of thirty (30) days after notice from the Landlord (at its sole risk and subject to appropriate safety precautions) to remove all of its personal property and Trade Fixtures. Tenant or Landlord shall make an election to terminate within thirty (30) days after the date of the damage by written notice to Landlord or Tenant, as the case may be, and if no such notice is provided within said thirty-day period, neither Landlord or Tenant shall be entitled to terminate the Lease under this subsection (c) due to such damage.

(d) If (1) neither Tenant nor Landlord elect to terminate the lease as provided in subsection (c) above or (2) the damage to the Building is substantial but does not exceed fifty (50) percent of the Leased Premises, Landlord shall, within thirty (30) days after the date of damage, advise Tenant (i) whether, based on good faith estimates secured by Landlord from its architect and/or contractor, the damage (including any damage to the Tenant Improvements) can be restored within one hundred twenty (120) days of the date of damage, and (ii) whether Landlord elects to restore the damage within such period in accordance with the provisions below. If Landlord (a) fails to so notify Tenant, or (b) notifies Tenant that the damage cannot be restored within one hundred twenty (120) days from the date of damage, then (unless the damage was caused by Tenant’s fault) Tenant may terminate this Lease upon written notice to Landlord within thirty (30) days after receipt of notice from Landlord, and shall surrender the Leased Premises in accordance with Section 4.4 above. If Landlord notifies Tenant within such thirty (30) day period of its conclusion in good faith that the damage to the Building and/or the Leased Premises cannot be restored within one hundred twenty (120) days from the date of damage, or that Landlord cannot secure funding (whether from insurance proceeds or otherwise to complete such restoration) then Landlord may terminate this Lease upon notice to Tenant, and Tenant shall surrender the Leased Premises in accordance with Section 4.4. If Landlord instead timely notifies Tenant that the restoration can be completed within such one hundred twenty (120) days and that Landlord is willing to do so and has the funding necessary to do so, this Lease shall not terminate, provided that Landlord shall thereafter diligently pursue restoration of the Building and the Leased Premises (including Tenant Improvements) so as to achieve completion within not more than one hundred eighty (180) days in accordance with this Section 6.4. If Landlord does not diligently pursue the restoration, or fails to complete the restoration within one hundred eighty (180) days for any reason, Tenant may, upon notice, terminate this Lease.

(e) Notwithstanding the foregoing, if the damage to the Building occurs during the last twelve (12) months of the Lease Term, either party may terminate this Lease.

(f) If there is damage to the Property other than the Building (not attributable to Tenant’s fault), and either such damage or the restoration efforts (i) restrict access to the Building by Tenant or its invitees, (ii) impair their parking rights, or (iii) create a hazard or nuisance for Tenant or its invitees, such that Tenant cannot fully enjoy the Permitted Use in the Leased Premises, Tenant shall receive an equitable abatement of rent while the condition persists, and Landlord shall promptly undertake to resolve such problem(s) so as to enable Tenant to have access to parking, access to the Building, and use of the Leased Premises without hazard or nuisance, and if such problem(s) cannot be resolved within thirty (30) days, Tenant may terminate this Lease by notice to Landlord.

(g) Notwithstanding the foregoing, Tenant shall not have the right to terminate this Lease on account of fire or other casualty if the damage was attributable to its fault or that of its agents, contractors or invitees, and in such event if Landlord’s insurance proceeds are insufficient to cover the full cost of restoration attributable to the damage caused by Tenant, Tenant shall be required to pay Landlord the additional cost necessary to restore the damage, including a ten (10) percent administrative fee. By way of clarification, subject to this subsection (g), Tenant shall have no duty to repair the Leased Premises if the Lease is terminated as permitted in this Section 6.4, but the foregoing shall not affect Tenant’s liability with respect to damage attributable to its fault.

(h) If Landlord undertakes to restore the Property or the Building (or any portion thereof) it shall do so as soon as reasonably practicable to substantially the same condition of such improvements prior to the damage, provided that except as required in Section 4.5, Landlord shall not be required to restore or replace any part of Tenant’s Trade Fixtures or other personal property owned or removable by Tenant under the provisions of this Lease or to expend any funds for such reconstruction in excess of insurance proceeds received for such fire or casualty.

(i) Unless the damage was attributable to Tenant’s fault, Tenant’s rent shall be equitably abated from the date of such damage until the restoration is completed in proportion to the extent the utility of the Leased Premises for the Permitted Uses is diminished as a result of the damage and the repairs, taking into consideration any noise, dust, and fumes resulting from the restoration, but Landlord shall not be otherwise liable to Tenant for any noise, inconvenience or injury (including loss of property or injury to business) naturally resulting from the restoration efforts. In addition, if the Leased Premises are destroyed by fire or other casualty not attributable to Tenant’s fault, Tenant shall not be responsible for maintenance or repairs or other costs attributable to the unoccupied portion of the Leased Premises while they are being restored. This provision shall take precedence over any inconsistent provision in any other Section of this Lease.

(j) Tenant shall provide Landlord with prompt written notice of any damage or destruction of any portion of the Leased Premises, provided that Tenant shall not be in default hereof if despite the failure to provide prompt written notice, Landlord has actually secured prompt notice from another source.

(k) Except as expressly provided in Article 6, any insurance carried by Landlord or Tenant against loss of damage to the Property or to the Leased Premises shall be for the sole benefit of the party carrying such insurance. Notwithstanding the above, if the Leased Premises or any part thereof shall be damaged by fire or other casualty resulting from the fault or negligence of Tenant, or its agents, employees, licensees, or invitees and the costs to repair and restore the Leased Premises exceed the amount of the insurance proceeds actually received by Landlord with respect to such fire or other casualty, then the Base Rent shall continue without abatement to be paid by Tenant or by any applicable insurance, and Tenant shall repay the cost of such repairs and restoration in excess of any applicable insurance proceeds. Except as expressly provided in this Section 6.4, no damage or destruction of the Leased Premises by fire or other casualty as contemplated herein shall allow Tenant to terminate the Lease and surrender possession of the Leased Premises or affect Tenant’s liability for the payment of Base Rent, Tenant’s Additional Rent, or any other sum payable by Tenant hereunder, or Tenant’s obligation to perform any other covenant herein contained.

6.5 Condemnation. If any portion of the Leased Premises or of the Property (including the parking areas) is taken by exercise of the right of eminent domain or governmental appropriation, or sold to any governmental authority in lieu of condemnation, and the effect of such taking or transfer (hereafter, “Condemnation”) is such that it would materially interfere with or impair Tenant’s Permitted Use of or access by Tenant and its invitees to the Leased Premises, this Lease shall terminate as of the date that is thirty (30) days prior to the date fixed by decree or contract for the transfer of physical possession of the Leased Premises (or the property subject to the taking) to the condemning authority.

(a) If less than all of the Property is thus taken or sold, and the Condemnation does not materially interfere with Tenant’s Permitted Use of the Leased Premises nor with parking or access to the Leased Premises by Tenant and its invitees, this Lease shall not be terminated. Instead, the Base Rent payable hereunder shall be equitably reduced (i) in proportion to the reduction in space of the Leased Premises and (ii) taking into account the loss of any parking or Common Areas previously serving the Leased Premises, and Tenant’s Proportionate Share shall be equitably adjusted and recalculated to reflect Tenant’s new share of the gross square footage remaining in the Building. Landlord shall, in such event promptly make all necessary improvements to the Property, the Building and/or the Leased Premises, as appropriate, to enclose and seal the Building and the Leased Premises, and to restore them to a fully functional and usable condition, including restoring the Building exterior and interior in accordance with its original quality and character, and restoring the Tenant Improvements to the Leased Premises, as closely as possible, in accordance with Tenant’s original Plans and Specifications for the Leased Premises, including the installation of fixtures. However, if Landlord concludes in good faith that the proceeds of the Condemnation would be insufficient to effect such restoration, Landlord shall notify Tenant immediately whether or not it elects to proceed with such restoration, and if Landlord elects not to proceed with such restoration, or fails to do so, Tenant may terminate this Lease on ten (10) days notice. If, Landlord concludes in good faith that the restoration cannot be completed within thirty (30) days after the Condemnation takes effect, it shall promptly notify Tenant of such determination, setting forth the period that Landlord reasonably believes it will take to restore the Building and the Leased Premises in accordance with this provision. Tenant shall then have the option of terminating this Lease on ten (10) days notice, exercisable within thirty (30) days after receipt of Landlord’s notice. If Landlord undertakes the restoration, but does not complete such restoration within thirty (30) days (or such longer period as it may have advised Tenant) after the Condemnation takes effect, Tenant may terminate this Lease on ten (10) days notice at any time after the expiration of the period allotted for restoration and prior to the completion of the restoration.

(b) In completing the restoration of the Building and the Leased Premises, Landlord shall not be required to perform work that exceeds the scope of the work done by Landlord in originally constructing the Property and by Tenant in installing the Tenant Improvements in the Leased Premises, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation or damages (over and above amounts going to Landlord’s Mortgagee) for the part of the Property or the Leased Premises so taken, provided that Landlord provides prompt notice to Tenant of such fact in accordance with the preceding paragraph.

(c) In the event of the termination of this Lease in connection with a Condemnation in accordance with this Section 6.5, Landlord shall be entitled to all compensation awarded for or received in connection with such Condemnation, except as provided in Section 6.5(d).

(d) Tenant shall be entitled to an allocation of that portion of the Condemnation award or proceeds attributable to the amount that any Tenant Improvements paid for by Tenant contributed to the fair market value of the real property taken in the Condemnation; and Tenant may apply for and retain any separately stated allocation received from the condemning authority for its moving expenses, loss of goodwill, Trade Fixtures or personal property, subject to the last sentence of this Section 6.5(d). Landlord shall have complete control over decisions regarding the acceptance or rejection of any offer made in Condemnation and shall have complete control over the prosecution of any administrative or judicial proceeding in Condemnation; provided, Tenant shall have the right to participate fully in such proceedings to establish the contributory value of the improvements for which Tenant has paid. Tenant shall further be entitled to prosecute, at its expense, any claim it may have against the condemning authority in such Condemnation proceeding for moving expenses, goodwill, Trade Fixtures and other personal property so long as such claim shall not diminish Landlord’s award or the award of any mortgagee of Landlord and in no event shall such claim be for the value of Tenant’s leasehold.

(e) All awarded compensation allocable to real property that may be paid upon any partial taking (whether permanent or temporary) of the Leased Premises or any part of the Property that does not result in a termination of this Lease shall belong to and be the property of Landlord.

ARTICLE VII

DEFAULT

7.1 Default by Tenant.

(a) The following events shall be deemed to be events of default by Tenant under this Lease (after the giving of any applicable notice and the expiration of any applicable cure period, as provided below):

(i) Tenant shall fail to pay when due any Base Rent, Tenant’s Additional Rent or other sums payable by Tenant hereunder, which failure continues for seven (7) days after written notice to Tenant of such failure, provided Landlord shall not be obligated to give such notice after the second such failure in any period of twelve (12) months, provided that if Tenant thereafter cures such default and does not commit any further default for the next twenty-four (24) months, the foregoing notice and cure period shall again apply.

(ii) The interest of Tenant under this Lease shall be levied on under execution or any petition shall be filed by or against Tenant or Guarantor to declare Tenant or Guarantor a bankrupt or to delay or reduce the payment of, Tenant’s debts or obligations, or if any petition shall be filed to reorganize or modify Tenant’s or Guarantor’s capital structure in a manner that would delay, reduce or otherwise adversely impact the payment of any obligations hereunder, or if Tenant or Guarantor shall, in a judicial proceeding, be declared insolvent according to law (provided that no such levy, execution, legal process or petition filed against Tenant or Guarantor shall, constitute a breach of this Lease if Tenant or Guarantor shall vigorously contest the same within thirty (30) days from the date of its creation, service, or filing and diligently thereafter).

(iii) Tenant or Guarantor shall make a general assignment for the benefit of creditors.

(iv) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or Guarantor unless Tenant or Guarantor vigorously contests such proceeding and such proceeding is dismissed within ninety (90) days thereafter.

(v) If Tenant is a limited partnership and Tenant shall dissolve, liquidate or otherwise cease to exist as a limited partnership in good standing in the state of its incorporation (except as the result of a conversion into another validly formed limited liability entity succeeding to all the assets of Tenant a part of a reorganization that preserves the operations of Tenant, or as a result of an assignment, merger or consolidation permitted in accordance with the terms of this Lease), or if Tenant is converted into a new entity if Tenant shall thereafter be dissolved or otherwise liquidated except as contemplated in this subsection (v).

(vi) Tenant shall do or permit to be done any act which results in a lien being filed against the Leased Premises or the Property unless Tenant bonds against such lien in accordance with the provisions of Section 4.6 and such lien is not released within thirty (30) days after written notice of such lien to Tenant.

(vii) Tenant shall fail to comply with or to observe any other provision of this Lease, and such failure continues for thirty (30) days after written notice to Tenant, or if such failure is of a nature that the failure cannot be cured within said 30-day period, Tenant fails to commence to cure such failure within said 30-day period and thereafter continuously and in good faith diligently works to complete same as promptly as reasonably possible thereafter.

(b) Upon the occurrence of any event of default by Tenant specified in this Lease, Landlord, at Landlord’s option, may have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity:

(i) Landlord may terminate this Lease and forthwith enter upon and take possession of the Leased Premises, and expel or remove Tenant and any other person who may be occupying the Leased Premises, without being liable for prosecution or any claim of damages therefor, and be entitled to recover forthwith as damages a sum of money equal to the total of (1) the reasonable cost of recovering the Leased Premises (including attorneys’ fees and costs of suit), (2) the unpaid Base Rent, Tenant’s Additional Rent or other sums payable by Tenant hereunder earned or accrued at the time of termination plus interest thereon at the Default Rate from the date of default, (3) the present value (discounted at the rate of eight percent (8%) per annum) of the balance of the Base Rent and estimated Tenant’s Additional Rent (based on the amount thereof for the Lease Year in which the termination occurs) for the remainder of the Lease Term less the present value (discounted at the same rate) of the fair market rent value for the Leased Premises for said period (taking into consideration a fair and reasonable amount of the Operating Costs that a prospective tenant would be required to pay), and (4) any other sum of money and damages owed by Tenant to Landlord;

(ii) Landlord may terminate Tenant’s right of possession (but not the Lease) and may enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying the Leased Premises, by forcible entry or detainer suit or otherwise, without demand or notice of any kind to Tenant and without terminating this Lease and without being liable for prosecution or any claim of damages therefor, except to the extent provided in Section 4.5. To the extent required by Texas law, Landlord shall seek to mitigate its damages by using objectively reasonable efforts to relet the Leased Premises for the account of Tenant, for such rent and upon such terms and conditions as shall be commercially reasonable and Landlord may collect and receive any rents payable by reason of such reletting, and all sums collected through such reletting shall be applied as an offset against Tenant’s obligations hereunder. For the purpose of such reletting Landlord may make any repairs and changes in or to the Leased Premises that may be necessary to relet the Leased Premises. If during the balance of the Lease Term Landlord shall fail to relet the Leased Premises, or if the same are relet and a sufficient sum shall not be realized from such reletting to cover (i) the unpaid rent and other obligations due and unpaid at the time of the reletting and the rent and other obligations due for the balance of the Lease Term, plus interest thereon at the Default Rate, (ii) the cost of recovering possession, (iii) all of the reasonable costs and expenses of repairs, changes and alterations to the Leased Premises necessary to relet the Leased Premises, and (iv) the reasonable expenses of such reletting, then, subject in any event to the last sentence of this subsection 7.1(b)(ii), Tenant shall pay to Landlord upon demand from time to time as damages a sum equal to the amount of the Base Rent and Tenant’s Additional Rent provided in this Lease for the period or periods the Leased Premises are not relet, and if the Leased Premises have been relet, Tenant shall pay the amount of the above described deficiency (the “Deficiency”) for the periods the Leased Premises are relet, as applicable. In calculating any Deficiency, any amounts expended under clause (iii) above by the Landlord by way of alterations or other leasehold capital improvements shall be amortized over the term of the lease for such reletting of the Lease Premises on a straight-line basis and only that portion of the amortized cost that is attributable to the unexpired portion of Tenant’s Lease Term shall be included in computing the Deficiency. Moreover, excluding (A) those obligations already due Landlord as of the date Tenant’s possession of the Leased Premises is terminated under this subsection 7.1(b)(ii), (B) those obligations arising under this Lease that are attributable to events, circumstances, actions or omissions existing, occurring or commencing prior to the termination of Tenant’s possession even if not fully manifested or discovered by Landlord until after possession is terminated (such as, by way of illustration but not limitation, environmental damage or other injury to the Building), and (C) attorneys’ fees and related expenses and costs, if any, incurred by Landlord in securing legal enforcement of its rights under this Lease, in no event shall the amount of damages recoverable by Landlord that is attributable to the period after Tenant’s possession is terminated exceed the total amount of Base Rent and Additional Rent that Tenant would have been required to pay through the expiration of the Lease Term had the Tenant’s possession and occupancy continued without termination until such date plus interest on such amounts at the Default Rate. Tenant shall not be entitled to any rents or other payments received by Landlord in connection with such reletting even if such rents and other payments are in excess of the amounts that would otherwise be payable to Landlord under this Lease, but such amounts shall be taken into account in calculating any deficiency. Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this subsection from time to time, and that no delivery or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord, nor shall such reletting be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention be given to Tenant by Landlord. Landlord shall not be liable for any failure to relet the Leased Premises or any part thereof or for any failure to collect any rent due upon any such reletting; however, such failure may give rise to a defense to a claim under this provision. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

(iii) Enter upon the Leased Premises, by force if necessary, without having any civil liability (except as provided in Section 4.5) or criminal liability therefor, and do whatever Tenant is obligated to do under the terms of this Lease, and Tenant covenants and agrees to reimburse Landlord on demand for any expenses which Landlord may reasonably incur in thus affecting compliance with Tenant’s obligations under this Lease together with interest at the Default Rate from the date of the default; and

(iv) Landlord may prevent Tenant from entering the Leased Premises by changing the door locks in accordance with the Texas Property Code. If

Landlord changes the door locks, Landlord shall place a written notice on the front door of the Leased Premises, stating the name and address or telephone number of an individual or company from which a new key may be obtained by Tenant; provided, however, (1) the new key needs to be provided only during Landlord’s regular business hours and (2) Landlord may condition delivery of the new key upon Tenant’s payment of all rent and other sums then due and/or the curing of any non-monetary default. Costs and expenses reasonably incurred by Landlord in exercise of its right pursuant to this subsection (iv) shall be deemed to be expenditures and damages recoverable from Tenant pursuant to subsections (i)-(iii) above; and

Except for any failure to perform any legal duty to mitigate, no repossession or reentering of the Leased Premises or any part thereof pursuant to this section or otherwise and no reletting of the Leased Premises or any part thereof pursuant to Section 7(b) (ii) shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such repossession of reentering and reletting. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions, or provisions of this Lease, or to a decree compelling performance of any of the other covenants, agreements, conditions, or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Pursuit of any one or more of the remedies set forth in this Section 7.1 shall not preclude pursuit of any one or more of the remedies provided elsewhere in this Lease or provided by law, nor shall pursuit of any remedy hereunder or at law constitute a forfeiture or waiver of any rent or damages accruing to Landlord by reason of the violation of any of the terms, provisions or covenants of this Lease.

7.2 Tenant’s Personal Property. If Landlord repossesses the Leased Premises pursuant to the authority granted in Section 7.1 above, or if Tenant vacates or abandons all or any part of the Leased Premises, then, in addition to Landlord’s rights under Section 7.1(b) hereof, Landlord shall have the right to (a) keep in place (and charge Tenant reasonable rent for such storage thereof) or (c) use or (b) remove and store, at Tenant’s cost and expense, all of the furniture, fixtures and equipment at the Leased Premises, including that which is owned by or leased to Tenant, at all times prior to foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon. In addition to Landlord’s other rights hereunder, Landlord may dispose of the stored property, at Tenant’s cost and expense, if Tenant does not claim the property within twenty (20) days after the date the property is stored. Landlord shall provide Tenant with at least twenty (20) days prior written notice of such intended disposition. After notice to Tenant and a reasonable opportunity to make claim to the property, Landlord shall also have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person

(“Claimant”) who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of said instrument. The rights of Landlord under this Section 7.2 shall be in addition to any and all other rights that Landlord has or may hereafter have at law or in equity. Notwithstanding the foregoing, Landlord shall not assert any lien claims or rights of retention (or rights of destruction) as to Tenant’s medical or study subject records, clinical protocols, study reports, study compliance materials, client information or materials, or other clinical study data (whether stored in hard form or electronic media), nor to any biological or pharmacological materials that Tenant is required to maintain pursuant to any study protocol or governmental regulation; and promptly upon written request, and in any event prior to the disposition of Tenant’s property by Landlord as provided above, Tenant shall be entitled (and afforded a reasonable opportunity) to retrieve all such materials, including all of its electronic or computer files.

7.3 Holding Over. In the event that Tenant should continue to hold the Leased Premises after the termination of this Lease, by expiration of time or otherwise, without the written consent of Landlord, such holding over shall constitute and be construed as a tenancy at will only, at a monthly Base Rent equal to 150% of the Base Rent in effect immediately prior to the termination of the Lease, calculated daily based upon a 30-day month, plus the Tenant’s Additional Rent and other sums payable by Tenant hereunder, and subject to the terms, provisions and covenants on the part of Tenant under this Lease. No payments of money by Tenant to Landlord after the termination of this Lease shall reinstate, continue, or extend the term of this Lease and no extension of this Lease after the termination thereof shall be valid unless and until the same shall be reduced to writing and signed by both Landlord and Tenant. Nothing in this Section 7.3 should be construed as giving Tenant the right to hold over beyond the date of the expiration of this Lease nor preclude Landlord from having the right to dispossess or otherwise terminate Tenant’s right of possession. Any tenancy at will is terminable immediately upon notice from Landlord. In the event of a termination of this Lease as the result of fire or other casualty or Condemnation, during the period of thirty (30) days after such termination of this Lease, or in the event of any other termination (during the twenty (20) day period following such termination), Tenant shall not be deemed to be continuing to hold the Leased Premises for purposes of this Section 7.3 as the result of Tenant’s entry into the Leased Premises solely for the purposes of removing Tenant’s personal property, including Trade Fixtures (and repairing any damage caused by such removal) so long as Tenant does not use or occupy the Leased Premises for the conduct of its business or for any other activity.

7.4 Default by Landlord. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it under this Lease unless and until it has failed to commence such performance within thirty (30) days after written notice by Tenant to Landlord specifying such default; provided, however, if the nature of Landlord’s default is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default unless it fails to commence such performance within said 30-day period and thereafter continuously and in good faith diligently prosecutes the same to completion as promptly as reasonably possible. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy against Landlord or cause of action by reason thereof. However, Tenant shall not be precluded from taking immediate actions necessary to avoid or minimize the risk of injury to person, or damage to property in exigent circumstances, but shall give Landlord notice thereof as promptly as possible, and shall cooperate with Landlord to the fullest extent reasonably practicable in allowing Landlord to assess and address any such emergency situation. This provision is not intended to relieve Landlord of any legal duty of mitigation arising upon the termination of Tenant’s right of possession under Section 7.1, however; nor shall it be construed to extend Landlord’s period for complying with any deadline imposed with respect to the occurrence of a Fire or other Casualty under Section 6.4 or an event of Condemnation under Section 6.5. Tenant has no right to claim any nature of lien against the Leased Premises or to withhold, deduct from or offset against any rent or other sums to be paid to Landlord, provided that, notwithstanding the foregoing, in the event of the failure of Landlord to cure (or commence to cure) any default in accordance with the provisions hereof, upon not less than ten (10) days prior written notice to Landlord, and if Tenant is not in default under the terms of this Lease, Tenant may elect to perform such obligation on behalf of Landlord. In the event of such election, Tenant shall, as its sole and exclusive remedy, be entitled to a credit and offset against the Base Rent and the Additional Rent otherwise due (but not in excess of twenty-five percent [25%] of such amounts per month until full recoupment is achieved) for the actual, out-of-pocket costs reasonably incurred by Tenant in performing such obligation. Within twenty (20) days after completing such obligation, Tenant shall give written notice to Landlord of the amount of such costs, together with copies of paid receipts, invoices, statements or other evidence of the payment of such costs. It is acknowledged that the inclusion of this provision allowing Tenant a self-help remedy and right of off-set does not waive any right that Tenant may have if Tenant does not elect to exercise the foregoing self-help remedy, in which event Tenant reserves any other right or remedy to which Tenant may otherwise be entitled in the event of an uncured default by Landlord.

7.5 Landlord’s Liability. Notwithstanding anything to the contrary contained in this Lease, but without waiving any remedy provided by Section 7.4, in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed, honored or performed by Landlord, Tenant specifically agrees to look solely to the interest of Landlord in the Property for the recovery of any judgment (or any judicial procedures requiring the payment of money by Landlord) from Landlord, it being agreed that neither Landlord nor any of Landlord’s Related Parties shall ever be personally liable for any such judgment and that no other property or assets of Landlord or any of Landlord’s Related Parties shall be subject to levy, execution, or other procedures for satisfaction of Tenant’s remedies or such judgment. By way of clarification, this provision is solely intended to limit Tenant’s recourse against Landlord (and Landlord’s Related Parties) for monetary claims, but shall not prejudice or limit any other remedy that Tenant may have under this Lease, including Section 7.4 above, with respect to Landlord defaults.

7.6 Landlord’s Mortgagee. If the Property and/or the Leased Premises are at any time subject to a mortgage and/or mortgage deed of trust, then in any instance in which Tenant gives notice to Landlord alleging default by Landlord hereunder, Tenant will also simultaneously give a copy of such notice to each Landlord’s Mortgagee (provided Landlord or Landlord’s Mortgagee shall have advised Tenant of the name and address of Landlord’s Mortgagee) and Landlord’s Mortgagee shall have the right (but not the obligation) to cure or remedy such default during the period that is permitted to Landlord hereunder, as provided in the Subordination, Non-Disturbance and Attornment Agreement attached hereto as Exhibit F or otherwise executed by Tenant, and Tenant will accept such curative or remedial action taken by Landlord’s Mortgagee with the same effect as if such action had been taken by Landlord.

7.7 Landlord’s Lien. IN ADDITION TO ANY STATUTORY LIEN FOR RENT IN LANDLORD’S FAVOR, LANDLORD SHALL HAVE AND TENANT HEREBY GRANTS TO LANDLORD A CONTINUING SECURITY INTEREST FOR ALL RENTALS AND OTHER SUMS OF MONEY BECOMING DUE HEREUNDER FROM TENANT, UPON ALL GOODS, WARES, EQUIPMENT, FIXTURES, FURNITURE, INVENTORY, ACCOUNTS, CONTRACT RIGHTS, CHATTEL PAPER AND OTHER PERSONAL PROPERTY OF TENANT NOW OR HEREAFTER SITUATED AT, ON OR WITHIN THE REAL PROPERTY DESCRIBED IN EXHIBIT A ATTACHED HERETO, AND SUCH PROPERTY SHALL NOT BE REMOVED THEREFROM WITHOUT THE CONSENT OF LANDLORD UNTIL ALL ARREARAGES IN RENT AS WELL AS ANY AND ALL OTHER SUMS OF MONEY THEN DUE TO LANDLORD HEREUNDER SHALL FIRST HAVE BEEN PAID AND DISCHARGED. IN THE EVENT THAT ANY OF THE FOREGOING DESCRIBED PROPERTY IS REMOVED FROM THE LEASED PREMISES IN VIOLATION OF THIS SECTION, THE SECURITY INTEREST SHALL CONTINUE IN SUCH PROPERTY AND ALL PROCEEDS AND PRODUCTS, REGARDLESS OF LOCATION. PROCEEDS AND PRODUCTS OF COLLATERAL ARE ALSO COVERED. IN THE EVENT OF A DEFAULT UNDER THIS LEASE, LANDLORD SHALL HAVE, IN ADDITION TO ANY OTHER REMEDIES PROVIDED HEREIN OR BY LAW, ALL RIGHTS AND REMEDIES UNDER THE UNIFORM COMMERCIAL CODE, INCLUDING WITHOUT LIMITATION THE RIGHT TO SELL THE PROPERTY DESCRIBED IN THIS SECTION AT PUBLIC OR PRIVATE SALE UPON THE REQUISITE NOTICE TO TENANT. AT LANDLORD’S REQUEST, TENANT HEREBY AGREES TO EXECUTE AND DELIVER TO LANDLORD, OR TENANT ACKNOWLEDGES THAT LANDLORD MAY EXECUTE WITHOUT THE JOINDER OF TENANT, A FINANCING STATEMENT IN FORM SUFFICIENT TO PERFECT THE SECURITY INTERESTS GRANTED HEREIN UNDER THE UNIFORM COMMERCIAL CODE IN FORCE IN THE STATE OF TEXAS AND SUCH OTHER INSTRUMENTS NECESSARY OR DESIRABLE IN LANDLORD’S DISCRETION TO PERFECT THE SECURITY INTEREST HEREBY CREATED. ANY STATUTORY LIEN FOR RENT IS NOT HEREBY WAIVED, THE EXPRESS CONTRACTUAL LIEN HEREIN GRANTED BEING IN ADDITION AND SUPPLEMENTARY THERETO. Notwithstanding the foregoing, however, (A) Tenant shall not be precluded from transferring and otherwise disposing of obsolete or defective goods, or from selling, transferring or replacing any of such personal property in the ordinary course of its business, and routine transfers shall be made free of such lien and security interest, and Landlord shall confirm same in writing as to specific property if reasonably requested by

Tenant; and (B) Landlord shall not exercise any lien rights (contractual or statutory) as to the data, information, or materials (i) belonging to Tenant’s clients, (ii) generated by Tenant in connection with clinical studies conducted for its clients, (iii) constituting medical or health records of study subjects, or (iv) required by law or regulation to be maintained by Tenant in connection with its clinical trial business, and any official filing reflecting the lien shall contain the foregoing language in this sentence. The lien possessed hereunder shall not be enforced against Tenant’s personal property prior to a default by Tenant, and if such lien is asserted it shall be promptly released in writing by Landlord if Tenant deposits into the registry of a court of competent jurisdiction in Travis County, Texas the full amount of the damages being claimed by Landlord.

7.8 Landlord’s Subordination. Landlord agrees to subordinate its statutory and contractual lien rights and claims against Tenant’s property to (i) security interests granted by Tenant to Tenant’s institutional lenders with respect to Tenant’s Trade Fixtures or other personal property, but not with respect to any fixtures or other improvements that may not be removed from the Leased Premises by Tenant under the terms of this Lease, and (ii) the purchase money security interests of Tenant’s vendors. Upon reasonable request by Tenant or its lender(s), Landlord will from time to time execute an instrument subordinating its liens as provided herein, provided such instrument (i) requires the lender to give Landlord notice of any default under the financing secured by such Trade Fixtures or other personal property if lender desires to proceed against such property, (ii) requires at least two (2) business days prior written notice to Landlord of any entry upon the Leased Premises for purposes of removing said Trade Fixtures or other personal property as a result of a default under such financing, (iii) requires the lender, if it elects to remove said Trade Fixtures or other personal property securing such financing, to do so within thirty (30) days after the termination of Tenant’s right of possession or the termination of this Lease as a result of Tenant’s default or be conclusively deemed to have released its security or other interests in said Trade Fixtures or other personal property; and (iv) requires the lender to repair any damage to the Leased Premises or the Building caused by its removal of said Trade Fixtures or other personal property.

ARTICLE II

MISCELLANEOUS

8.1 Notice. All Base Rent, Tenant’s Additional Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address set forth in Article 1 hereof, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Any notice which is required to be given under the terms of this Lease shall, unless otherwise provided herein, be in writing and shall be either delivered by hand or sent by United States registered or certified mail, postage prepaid, addressed to the intended recipient at the respective addresses set forth on the signature page hereof. A copy of any notice to Landlord shall be sent to Graves, Dougherty, Hearon & Moody P.C., P.O. Box 98, Austin, Texas 78767, Attn: R. Alan Haywood, and a copy of any notice to Tenant shall be sent to Fleckman & McGlynn, 515 Congress Avenue, Austin, Texas 78701, Attn: Steven A. Fleckman. Such addresses may be changed from time to time by either party by giving written notice as provided above. Notice shall be deemed given when delivered (if delivered by hand) or when personal delivery is refused, or three days after the date postmarked (if sent by mail as provided above).

8.2 Severability. If any provision of this Lease is held unenforceable by a court, it shall not affect the remainder of this Lease, and it is the intention of both parties that in lieu of such unenforceable provision there be substituted an enforceable provision as similar as possible.

8.3 Entire Agreement and Binding Effect. This Lease and any contemporaneous work letter, addenda or exhibits (including plans, specifications and drawings to be exchanged or approved hereunder) constitute the entire agreement between Landlord and Tenant; no prior written or oral promises or representations shall be binding. The provisions of this Lease shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, successors, and assigns of the parties, but this provision shall in no way alter the restriction herein in connection with assignment and subletting by Tenant.

8.4 Assignment by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all (but not less than all) of its rights and obligations hereunder, and in such event, no further liability or obligation shall thereafter accrue against Landlord hereunder so long as such assignee has assumed in writing all obligations of Landlord hereunder and provided a copy of such assignment and assumption to Tenant.

8.5 Alterations. This Lease may not be altered, changed, or amended, except by an instrument in writing signed by both parties hereto acting therein by the duly authorized officers of their respective general partners. Neither Landlord’s nor Tenant’s agents and employees have authority to make exceptions, changes or amendments to this Lease except as provided in the immediately preceding sentence.

8.6 No Merger. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Leased Premises or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or the leasehold estate hereby created or any interest in this Lease or in such leasehold estate as well as the fee estate in the Leased Premises or any interest in such fee estate.

8.7 Force Majeure. Whenever a period of time is herein prescribed for action to be taken by either party, that party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, acts of God, shortages of labor or material, war, governmental laws, regulations, or any other cause of any kind whatsoever which is beyond the control of that party.

8.8 No Representations. Except as expressly provided herein, neither party nor its Related Parties have made any promise or representation except as herein expressly set forth in the provisions of this Lease and neither party is relying on any representation or warranty made by the other party except as set forth in this Lease.

8.9 Execution and Approval of Lease. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Leased Premises and this document becomes effective and binding only upon the execution and delivery hereof by Landlord and Tenant.

8.10 Applicable Law. This Lease is declared to be a Texas contract, and all of the terms shall be construed according to the laws of the State of Texas.

8.11 Authority. Both parties warrant that all consents or approvals required of third parties (including but not limited to its board of directors) for the execution, delivery and performance of this Lease and the Guaranty have been obtained and that each party has the right and authority to enter into and perform its covenants contained in this Lease (and that Guarantor has the right and authority to enter into and perform its covenants contained in this Lease) and shall provide proof thereof to the other party prior to the execution of this Lease. Concurrently with the execution of this Lease, each party shall furnish to the other a corporate resolution or other appropriate documentation evidencing the due authorization of such party to enter into this Lease prior to or concurrently with the execution of this Lease, and Tenant shall also provide a corporate resolution or other appropriate documentation evidencing the due authorization of the Guarantor to enter into the Guaranty attached hereto as Exhibit G. Each person executing this Lease on behalf of a party hereby personally represents and warrants that: (a) such party is a duly authorized and existing corporation, limited liability company or limited partnership; (b) such party is qualified to do business in the State of Texas; (c) such party has full right and authority to enter into this Lease; (d) each person signing on behalf of such party is authorized to do so; and (e) the execution and delivery of this Lease by such party will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, loan, credit instrument, partnership agreement or other contract or instrument to which such party is a party or by which such party may be bound.

8.12 Landlord and Tenant Consents. Except as otherwise specifically provided herein to the contrary, where the consent, permission or approval shall be required or requested of Landlord or Tenant pursuant to this Lease, the giving of such consent, permission or approval shall not be unreasonably withheld, conditioned or delayed by the party from whom such consent, approval, permission or determination is required or requested.

8.13 Interpretation. The headings appearing in this Lease are intended only for convenience of reference and are not to be considered in construing the provisions of this Lease.

8.14 Recording. This Lease (including any exhibits or riders attached hereto) shall not be recorded and no memorandum hereof shall be recorded without the prior written consent of Landlord. Any such memorandum shall be executed in a recordable form approved by Landlord, and shall comply with applicable Texas laws. In no event shall such memorandum set forth the rent or other charges payable by Tenant under this Lease and any such memorandum shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease, and shall provide that Landlord shall be entitled upon the termination of this Lease to execute and caused to be recorded an Affidavit certifying such termination of this Lease.

8.15 Survival. Notwithstanding any provision of this Lease to the contrary, all obligations of either party hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including without limitation all payment obligations with respect to Tenant’s Additional Rent and all obligations with respect to the condition and repair of the Leased Premises. Notwithstanding any provision of this Lease to the contrary, any indemnification by either party under this Lease shall survive and shall not be merged into the termination of this Lease, whether due to the lapse of time, the uncured default by either party or otherwise.

8.16 Non-waiver. All waivers with respect to the provisions of this Lease must be in writing and signed by the party against whom such waiver is urged. No reasonable period of forbearance by a party in seeking to enforce a right or remedy with respect to a specific event of default shall waive such party’s right to invoke such right or to pursue such remedy with respect to such default. Nor shall the failure of either party to declare an event of default or to pursue a remedy for such default in any given circumstance waive such party’s right to declare a default or to pursue any remedy with respect to any similar or dissimilar event of default in any other circumstance. Once a default is declared in writing by a party, in the absence of a written agreement to the contrary, the payment, collection or receipt of rent or any other sum of money, or the performance of any act, shall not be deemed a waiver of such default or of the rights and remedies of the non-defaulting party with respect thereto.

8.17 Broker’s Commissions.

(a) Landlord agrees to pay Tenant’s Broker and Landlord’s Broker a commission in connection with this Lease in accordance with separate agreements between them and will hold Tenant harmless from the obligations under those agreements.

(b) Landlord and Tenant represent to each other that there are no other brokers or real estate agents in connection with this transaction with whom they have respectively dealt. Subject to subsection (a) above, each party agrees to defend, indemnify and hold the other harmless from any cost or claim for commission, fee or other compensation by reason of this transaction made by any agent, broker, entity or person alleging to be acting for or under the indemnifying party or which otherwise arises out of the acts or conduct of the indemnifying party.

8.18 Ambiguity. Landlord and Tenant hereby agree and acknowledge that this Lease has been fully reviewed and negotiated by both Landlord and Tenant, and that Landlord and Tenant have each had the opportunity to have this Lease reviewed by their respective legal counsel and, accordingly, in the event of any ambiguity herein, Tenant does hereby waive the rule of construction such that ambiguity shall be resolved against the party who prepared the Lease.

8.19 Third Party Rights. Subject to the parties’ agreement to provide periodic subordination agreements and estoppel certificates, nothing herein expressed or implied is intended, or shall be construed, to confer upon or give to any person or entity, other than the parties hereto, any right or remedy under or by reason of this Lease other than Landlord’s Mortgagee with respect to Tenant in accordance with the provisions of this Lease.

8.20 Counterparts. This Lease may be executed in two or more counterparts, and it shall not be necessary that any one of the counterparts be executed by all parties hereto. Each fully and partially executed counterpart shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

8.21 Exhibits and Attachments. All exhibits and attachments, riders and addenda referred to in this Lease and the exhibits listed hereinbelow and attached hereto are incorporated into this Lease and made a part hereof for all intents and purposes as if fully set out herein, provided that if there is any inconsistency between the foregoing provisions and an exhibit, such inconsistency shall be resolved by resort to the document that addresses the issue with greater particularity, and if the application of that principle of construction does not resolve the inconsistency, by resort to the language of the foregoing Lease provisions. All capitalized terms used in such documents shall, unless otherwise defined therein, have the same meanings as are set forth herein.

ARTICLE IX

LEASE GUARANTY

The performance of all of the covenants, agreements and obligations of the Tenant under this Lease is guaranteed by Guarantor. The specific obligations of such Guarantor shall be pursuant to Exhibit “G” attached hereto entitled “Lease Guaranty.”

This Lease has been executed by the parties on the date set forth below their respective signatures to be effective the date the last party signs.

LANDLORD:

MET CENTER PARTNERS-6, LTD.

By:	Met Center-3, Inc., a Texas corporation, General Partner

	By:	/s/ Howard C. Yancy
Howard C. Yancy, President

Dated: June 10 , 2004

TENANT:

PPD DEVELOPMENT, LP

By:	PPD GP, LLC, a Delaware limited liability company, General Partner

	By:	/s/ Fred B. Davenport, Jr.
	Name:	Fred B. Davenport, Jr.
	Title:	President

Dated: June 18, 2004

EXHIBITS

EXHIBIT A -	Description of the Property and the Building
EXHIBIT A-1 –	Description of Parking Lot Layout
EXHIBIT B -	Description of the Leased Premises
EXHIBIT C -	Additional Provisions
EXHIBIT D -	Work Letter
EXHIBIT E -	Tenant Improvement Plans (to be attached when approved)
EXHIBIT F -	Subordination, Non-Disturbance and Attornment Agreement
EXHIBIT G -	Lease Guaranty

EXHIBIT A

The Property and The Building

This Exhibit A is attached to and made part of that certain Lease Agreement by and between Met Center Partners-6, Ltd., as Landlord, and PPD Development, LP, as Tenant.

[Copy of Site Plan for Building Ten, Met Center]

1

EXHIBIT A-1

Parking Lot Layout

This Exhibit A-1 is attached to and made part of that certain Lease Agreement by and between Met Center Partners-6, Ltd., as Landlord, PPD Development, LP, as Tenant.

[Copy of Parking Lot Layout for Building Ten, Met Center]

1

EXHIBIT B

Leased Premises

This Exhibit B is attached to and made part of that certain Lease Agreement by and between Met Center Partners-6, Ltd., as Landlord, and PPD Development, LP, as Tenant.

[Floor Plan and Description of the Leased Premises]

1

EXHIBIT C

Additional Provisions

This Exhibit C is attached to and made part of that certain Lease Agreement by and between Met Center Partners-6, Ltd., as Landlord, and PPD Development, LP, as Tenant

1. Renewal Options. Tenant shall have and is hereby granted, the option to renew and extend the term of this Lease for three (3) consecutive periods of five (5) years each; provided Tenant is not in default hereunder at the time each such option is exercised or at the commencement of each such extension term in accordance with the following:

(a) Each extension term shall begin on the expiration of the Lease Term or the current extension term of this Lease, as appropriate. All terms, covenants, and provisions of this Lease (except for the monthly Base Rent) shall apply to each such extension term. If Tenant shall elect to exercise any such option, Tenant shall do so by written notice (the “Renewal Notice”) to Landlord not earlier than nine (9) months and later than six (6) months prior to the expiration of the initial term of this Lease, or then current extension term of this Lease, as appropriate. The monthly Base Rent for each such extension term shall be the greater of (i) the Base Rent in effect at the end of the initial term of this Lease for the first extension term or the Base Rent in effect at the end of the immediately preceding extension term for the second and third extension terms, or (ii) ninety percent (90%) of the Fair Rental Value of the Leased Premises, as defined herein, but not more than one hundred fifteen percent (115%) of the Base Rent in effect at the end of the initial term of this Lease for the first extension term or the Base Rent in effect at the end of the immediately preceding extension term for the second and third extension terms. Landlord agrees that it shall repaint and re-carpet the Leased Premises as promptly as commercially reasonable after the commencement of the first renewal and extension term with substantially the same colors and quality of paint and carpet used for the initial Tenant Improvements (but using Tenant’s color and carpet pattern selections), unless Landlord and Tenant mutually agree otherwise in writing. Except for Landlord’s obligation to repaint and re-carpet the Leased Premises as provided in the immediately preceding sentence with respect to the first extension term, Tenant will accept the Leased Premises in their then existing, “as is” condition as the commencement of each extension term.

(b) Within fifteen (15) days after the date of the Renewal Notice, Landlord shall give Tenant written notice of Landlord’s determination of the Fair Rental Value of the Leased Premises setting forth in reasonable detail the assumptions and data upon which such determination is made, including the factors described in paragraph (d) below. If Tenant disagrees with Landlord’s determination of the Fair Rental Value of the Leased Premises, Tenant shall give Landlord notice of such disagreement, and of Tenant’s determination of the Fair Rental Value of the Leased Premises, within fifteen (15) days after the date of the notice of Landlord’s determination of the Fair Rental

Exhibit C, Page 1

Value. In the event Tenant fails to so give Landlord notice of Tenant’s disagreement with Landlord’s determination of the Fair Rental Value of the Leased Premises, Tenant shall be conclusively deemed to have accepted Landlord’s determination of the Fair Rental Value, and the Base Rent for such extension term shall be established as provided in paragraph (a) above.

(c) If Tenant gives Landlord notice of Tenant’s disagreement with Landlord’s determination of the Fair Rental Value of the Leased Premises as provided in paragraph (b) above, Landlord and Tenant shall in good faith attempt to agree on the Fair Rental Value of the Leased Premises. In the event Landlord and Tenant fail to agree on the Fair Rental Value of the Leased Premises within sixty (60) days after the date of the Renewal Notice, either Landlord or Tenant may require that the Fair Rental Value of the Leased Premises be determined by an appraisal in accordance with paragraphs (e) and (f) below, by giving written notice to the other within sixty-five (65) days after the date of the Renewal Notice. If Landlord and Tenant fail to agree on the Fair Rental Value of the Leased Premises so that the Base Rent for the applicable extension term can be determined in accordance with paragraph (a) above, and neither party notifies the other that it elects to have the Fair Rental Value of the Leased Premises determined by an appraisal as provided in this paragraph (c), then this Lease shall terminate as of the last day of the initial Lease Term, or the first extension term, as applicable.

(d) The term “Fair Rental Value of the Leased Premises” shall mean an amount equal to the number of gross square feet contained within the Leased Premises multiplied by an amount equal to the amount per gross square foot of similar space being leased for a similar renewal term in comparable buildings in the City of Austin, Texas, considering (but without being limited to) the following factors: (i) the aggregate number of gross square feet then leased by Tenant under this Lease; (ii) the length of the applicable extension term; (iii) the effective rental rates taking into consideration tenant inducements, if any, (such as leasehold improvement allowances, rent abatements, and limitation on expenses and costs charged tenants) then being charged for comparable renewals of leases in comparable buildings in the City of Austin, Texas; (iv) the relative efficiency or inefficiency of the floor plans of the Leased Premises compared to the floor plans for similar buildings; (v) the Tenant’s Additional Rent provided under this Lease; (vi) brokerage commissions payable for the renewal of leases for similar space for a term equal to the applicable extension term; and (vii) the leasehold improvements provided in comparable space in similar buildings in the City of Austin, Texas.

(e) In the event either Landlord or Tenant elect to have the Fair Rental Value of the Leased Premises be determined by an appraisal in accordance with paragraph (c) above, the party desiring such appraisal shall give notice to that effect to the other party and simultaneously therewith also shall give notice to the other party of its selection of a qualified appraiser. Within ten (10) days thereafter, the other party shall select a qualified appraiser and shall give notice to the party initiating the appraisal process of the identity of its appraiser. If either party fails to select a qualified appraiser within the time periods provided herein, the appraiser selected by the other party shall

Exhibit C, Page 2

determine the Fair Rental Value of the Leased Premises. Within ten (10) days after selection of the second appraiser, the two (2) appraisers shall select a third qualified and impartial appraiser, who shall determine the Fair Rental Value of the Leased Premises within thirty (30) days after the date of his or her selection. The determination of the Fair Rental Value of the Leased Premises shall be binding upon Landlord and Tenant and shall be used to determine the monthly Base Rent as provided in (a) above. The cost of the third appraiser shall be divided equally between Landlord and Tenant. If the two appraisers cannot agree upon a third appraiser within such ten (10) day period, then either party shall within twenty-four (24) hours give notice to the president of the Travis County Bar Association, or a professional mediator selected by the parties, requesting that s/he select, as soon as possible, but in any event within the next ten (10) days, the third appraiser. To be a qualified appraiser selected hereunder, such appraiser (i) must either be a commercial real estate appraiser who is a member in good standing of the American Institute of Real Estate Appraisers or shall be a commercial real estate broker who holds a Certified Commercial Investment designation from the Commercial Investment Real Estate Institute; (ii) must not be a partner, joint venturer or shareholder with Landlord or Tenant in any partnership, joint venture, trust or corporation, other than a corporation whose shares are publicly traded on a national stock exchange; (iii) must not be a contractor or an employee of Landlord or Tenant or a contractor or an employee of a person or entity that is owned or controlled by Landlord or Tenant or an affiliate of Landlord or Tenant or their lenders; and (iv) must have been actively and continuously engaged for at least ten (10) years immediately preceding his or her selection in commercial real estate appraisal or commercial brokerage activities primarily in the City of Austin, Texas. In the event of the failure, refusal or inability of any appraiser to act, a new appraiser shall be appointed in his/her stead, which appointment shall be made in the same manner as hereinbefore provided.

2. Expansion Options.

(a) For the period ending December 31, 2004 (the “Initial Expansion Period”), Tenant shall have the exclusive right to expand into all or a portion of the remainder of the available space within the Building (the “Expansion Space”). If Tenant elects to exercise its option as to less than all of the available space within the Building, the space as to which Tenant may exercise its expansion option must be contiguous to the Leased Premises and the remainder of the available space in the Building as to which Tenant does not exercise its option must, in Landlord’s reasonable judgment, constitute space of a sufficient size and configuration to be reasonably susceptible of being leased to a third party. Tenant shall be entitled to exercise such right to expand the Leased Premises only if Tenant is not in default hereunder at the time such option to expand is exercised as provided below and the expansion shall be effective only if Tenant is not in default hereunder at the commencement date for the lease of the Expansion Space. Tenant shall exercise such right to expand by giving written notice to Landlord at any time prior to the expiration of the Initial Expansion Period, which notice shall include a description of the Expansion Space. If Tenant so timely exercises such expansion option, the lease of the Expansion Space shall be at the same Base Rent per gross square foot and on the same terms and conditions as set forth

Exhibit C, Page 3

in this Lease, except as otherwise expressly provided herein. Notwithstanding anything contained herein, if the commencement date for such Expansion Space is earlier than December 31, 2004, Tenant shall not be required to pay any rent on such Expansion Space until January 1, 2005.

(b) After the expiration of the Initial Expansion Period and prior to the expiration of eight (8) years after the Effective Date, Tenant shall have a continuing option to expand into available space within the Building; provided that the space as to which Tenant exercises its expansion option must be such that the remainder of any available space within the Building (or other building where the expansion option has been exercised) as to which Tenant does not exercise its option must be contiguous to the Leased Premises, and the remainder of the available space within the Building as to which Tenant does not exercise its option must constitute, in Landlord’s reasonable judgment, space of a sufficient size and configuration to be reasonably susceptible of being leased to a third party. Tenant shall be entitled to exercise such right to expand the Leased Premises only if Tenant is not in default hereunder at the time such option to expand is exercised as provided below and the expansion shall be effective only if Tenant is not in default hereunder at the commencement date for the lease of such Expansion Space. It is further agreed that Tenant’s right to lease such additional contiguous space shall apply only if such space is not leased at the time Tenant gives Landlord notice of Tenant’s exercise of the right to expand the Leased Premises and only if Landlord has not given Tenant the Lease Proposal Notice as to that space as provided in paragraph 3 below. Tenant shall exercise such right to expand by giving written notice to Landlord at least thirty (30) days prior to the proposed commencement date for the lease of such Expansion Space, which notice shall include a description of the Expansion Space. If Tenant so timely exercises such expansion option, the lease of such Expansion Space shall be at the same Base Rent per gross square foot and on the same terms and conditions as set forth in this Lease, except as otherwise expressly provided herein. It is agreed that Tenant’s right to expand the Leased Premises is a continuing right until the expiration of eight (8) years after the Effective Date. Accordingly, it is understood that to the extent Tenant exercises an option to expand the Leased Premises as provided above, Tenant shall continue to have the right to expand the Leased Premises into any available contiguous space within the Building at the time such expansion right is exercised, and in the event any contiguous currently leased space is vacated or otherwise becomes available, including but not limited to, the space currently occupied in the Building by the Texas Department of Parks and Wildlife and the Texas Workers Compensation Commission, Tenant’s right to expand shall apply to such vacated or otherwise available contiguous space.

(c) If Tenant timely exercises a right to expand the Leased Premises under either (a) or (b) above, Landlord and Tenant shall execute an appropriate amendment to this Lease within twenty (20) days after the date of Tenant’s notice to Landlord of the exercise of such expansion right to add the Expansion Space to the Leased Premises. The commencement date for the payment of the Base Rent for such Expansion Space shall be (i) sixty (60) days after the date on which such Expansion Space is Ready For Occupancy, or (ii) the date Tenant occupies any portion of the Expansion Space for the

Exhibit C, Page 4

conduct of its business activities; provided, in no event shall such commencement date be later than six (6) months after the date of Tenant’s notice of the exercise of such expansion right. The expiration date for the lease of the Expansion Space shall be the Expiration Date as provided in this Lease. Tenant shall complete all improvements required or desired by Tenant for its use of the Expansion Space on and subject to the principles of construction contained in the Lease and the Work Letter attached hereto as Exhibit D, and Landlord shall provide a Tenant Improvement Allowance, provided, however, that the amount of the per gross square foot Tenant Improvement Allowance shall be equal to $25.00 multiplied by a fraction, (a) the numerator of which is the number of months from the commencement date for the Expansion Space until the Expiration Date, and (b) the denominator of which is 120; and the procedure and requirements for draws shall be in accordance with that set forth in the Work Letter, as same may be revised for the Expansion Space.

3. Right of First Refusal to Lease Additional Space.

(a) Subject to the terms and provisions of this paragraph, during the Lease Term (including any extension period, as applicable), Tenant shall have a continuing right of first refusal to lease all or any portion of any space within the Building that may from time to time become available for direct lease. If Landlord receives a bona fide third party written proposal, letter of interest, proposed letter of intent or a written offer for the lease of any of such available space that is generally acceptable to Landlord, Landlord shall notify Tenant of such fact (the “Lease Proposal Notice”), which shall include the description of the space proposed to be leased, the material financial terms and material conditions of the proposal, and to the extent then available, a copy of the terms sheet, letter of interest, correspondence, or executed or unexecuted letter of intent or draft agreement reflecting such lease proposal. It is expressly agreed, however, that the foregoing right of first refusal shall not apply to the renewal or extension of any third party leases of space, and that the space covered by a then existing lease shall not be considered to be available for purposes hereof. Notwithstanding the foregoing, as to the space currently leased by the Texas Parks and Wildlife Department, it is agreed that if Landlord intends to submit a proposal to renew such lease beyond the term of its lease (and any renewal periods currently provided in such lease), Landlord shall submit to Tenant, at least sixty (60) days prior to the date Landlord intends to submit such proposal to the Texas Parks and Wildlife Department, a written proposal of the terms of such renewal, which shall be considered a Lease Proposal Notice for the purposes hereof. It is further agreed that if the Texas Parks and Wildlife Department submits a proposal to Landlord to renew and extend its lease beyond the term of its lease (and any renewal periods currently provided in such lease), such proposal shall be considered a Lease Proposal Notice for the purposes hereof.

(b) Tenant shall have a period of ten (10) business days after the date the Lease Proposal Notice is given within which to notify Landlord in writing that Tenant elects to exercise the right granted hereby to lease the available space described in the Lease Proposal Notice at the same rental rate and upon the same terms and conditions set forth in the Lease Proposal Notice; provided the term of the lease of such space

Exhibit C, Page 5

shall expire on the Expiration Date of this Lease. If Tenant fails to so give Landlord timely notice exercising the right of first refusal granted hereby within the required period, Tenant shall be conclusively deemed to have refused to exercise its right of first refusal to lease such space; provided, if such lease is not consummated or if such lease terminates prior to the termination or expiration of the Lease Term, Tenant shall continue to have the right to lease such space as provided herein. In the event that Landlord does not lease such space (i) on the material economic terms provided in the Lease Proposal Notice, or (ii) on terms materially less economically favorable to the proposed tenant than those contained in the Lease Proposal Notice, Tenant shall again have the right of first refusal as to such space before it can be leased to any other tenant (including the same prospective tenant) on terms materially more economically beneficial to such tenant and the above procedures shall again be applied.

(c) If Tenant exercises its right to lease available space in the Building pursuant to the provisions of this paragraph 3, within twenty (20) days after Tenant delivers to Landlord notice of its election, Landlord and Tenant shall enter into a Lease in substantially the same form and with substantially the same terms and provisions as contained in this Lease, except as modified by the terms of the Lease Proposal Notice. Upon the expiration of the Term of this Lease (including any extension period, as applicable), or upon the earlier termination of this Lease or the termination of Tenant’s rights of possession, the option to lease space within the Building granted hereby shall terminate and be of no further force and effect.

Landlord has not heretofore granted, and shall not grant any right of first refusal or option to any party after the Effective Date that takes precedence over the rights granted Tenant in this Exhibit C.

4. Exclusivity. Landlord agrees not to execute any lease with respect to space in the Building or the Project to any third party for the primary purpose of the clinical testing of pharmaceuticals without Tenant’s prior written consent.

5. Governmental Location Incentives. To the extent the same may be available, Landlord shall cooperate with, and/or assist, Tenant, at no material cost or expense to Landlord, obtaining any local or state concessions or incentives offered by such governmental entities with respect to the Leased Premises or the location of Tenant therein. Any such incentives obtained by Tenant shall be retained by Tenant, and any such incentives gained by Landlord shall accrue directly for the benefit of Tenant on a dollar for dollar basis.

6. Outside Recreation and Seating Area. During the Lease Term, Tenant may have exclusive use of the area outside (and in back of) the Building that is cross-hatched on Schedule C-1 attached, for the purpose of maintaining an outside recreation, exercise and seating area (the “Recreation Area”), and at Tenant’s option and sole expense, Tenant shall have the right to build a new detention wall and carve out a part of the hill behind the Building to enlarge the existing flat area for this purpose to the extent allowed by applicable laws, ordinances and regulations and subject to obtaining all necessary governmental approvals, including but not limited to any

Exhibit C, Page 6

necessary revision or correction to the site plan for the Property, provided that Landlord will cooperate with Tenant (without expense on Landlord’s part) in seeking such revision or correction to the site plan. To the extent allowed by applicable laws, ordinances and regulations, Tenant may install outdoor furniture in such Recreation Area, erect a secure gated fence (of appropriate and durable exterior materials) around the Seating Area, and place a lock on the gate (provided that Landlord shall be furnished with a key to such lock). Tenant, its agents, licensees, invitees and guests may use the Recreation Area for recreation and light meals and snacks. Tenant shall maintain the furniture in the Recreation Area in a clean and attractive condition, and shall keep the Recreation Area free of trash and other debris. Subject to the foregoing, Tenant shall have the right to construct exercise facilities in the Recreation Area, containing such equipment and improvements, including lighting and extensions for utility services, as may be approved by Landlord or covered by Exhibits D and/or E.

7. Bus Stop. It is further agreed that Landlord shall use commercially reasonable efforts to obtain a bus stop in front of the Building; provided, obtaining such bus stop shall not be a condition precedent to the effectiveness of this Lease. Landlord shall have no liability if it is unable to obtain such bus stop, and such failure shall not entitle Tenant to terminate this Lease or alter, modify or affect any of the other provisions hereof in any manner. Tenant shall cooperate fully with Landlord to obtain such bus stop.

8. Telecommunications. Landlord shall provide, at Landlord’s sole cost and expense, conduit to the Building to allow fiber optics and other telecommunication services to be brought, at Tenant’s sole cost and expense, to the Building and the Leased Premises. Tenant shall be responsible for contracting to have telecommunication services provided to the Building and the Leased Premises and Tenant shall be entitled to select such telecommunication services provider as Tenant shall choose. Landlord agrees not to discriminate among telecommunications utilities in granting access to the Building.

9. Right to Purchase the Property. Landlord further grants to Tenant a right of first refusal to purchase the Property, provided Tenant is not in default under the Lease at the time such right of first refusal is exercised or at the closing of the sale and purchase of the Property (provided that if any notice of default has been given Tenant shall be afforded any applicable opportunity under the Lease to effect a cure), as follows:

(a) Landlord shall not sell the Property to a third party during the Term of this Lease (and any renewal and extensions of the Term) without first offering to sell and convey the same to Tenant in accordance with the following:

(i) In the event Landlord determines to sell the Property, Landlord shall give Tenant written notice of such determination (the “Notice of Intent to Sell”), which shall contain the price and the material economic terms and conditions on

Exhibit C, Page 7

which Landlord intends to attempt to sell the Property. Tenant shall have thirty (30) days after the receipt or delivery of the Notice of Intent to Sell to exercise Tenant’s right to purchase the Property at the price and on the terms and conditions set forth in the Notice of Intent to Sell, or at such other price and on such other material economic terms and conditions as Landlord and Tenant may agree within said 30-day period, by giving written notice to Landlord prior to the expiration of said 30-day period.

(ii) In the event Tenant does not so exercise Tenant’s right to purchase the Property, Landlord shall be entitled to sell the Property to any person or entity at a price of no less than, and on material economic terms and conditions not more economically favorable to the purchaser than, the price and material economic terms and conditions set forth in the Notice of Intent to Sell (or at the price and on the material economic terms and conditions contained in Landlord’s last offer to Tenant, if any such subsequent offer has been made) for a period of one (1) year after the date of the receipt or delivery of the Notice of Intent to Sell. Any such sale shall not be subject to the right of first refusal provided in subparagraph (b) below.

(iii) If Landlord does not enter into a contract for the sale of the Property at a price of no less than, and on terms and conditions not more economically favorable to the purchaser than, the price and material economic terms and conditions set forth in Landlord’s notice to Tenant, or at the price and material economic terms contained in Landlord’s last offer to Tenant, as applicable, within one (1) year after the receipt or delivery of the Notice of Intent to Sell, or if Landlord fails to close the sale of the Property at such price and on such material economic terms and conditions, then Landlord must again comply with the provisions of this subparagraph (a) prior to a sale to a third party.

(iv) If Tenant and Landlord agree on the price, terms and conditions for a sale of the Property to Tenant pursuant to the provisions of this subparagraph (a), and Tenant fails to close the purchase of the Property, the provisions of this paragraph 9 shall have no further force and effect, and Tenant shall have right to purchase the Property under any of the provisions of either this subparagraph (a) or subparagraph (b) below.

(b) Except as otherwise provided in this subparagraph (b), in the event Landlord at any time during the Term of this Lease (and any renewal and extension of the Term) receives an arm’s length and good faith non-binding letter of intent, expression of interest, offer or proposal (“Right of First Refusal Proposal”) from a third party to purchase or acquire the Property that is acceptable to Landlord, Landlord shall not sell and convey the Property without first offering the same to Tenant upon the same price and on the same material economic terms and conditions as contained in the Right of First Refusal Proposal in accordance with the provisions of this subparagraph (b).

Exhibit C, Page 8

(i) The provisions of this subparagraph (b) shall apply even if Landlord has given the Notice of Intent to Sell as provided in subparagraph (a) above, but Tenant has not given written notice to Landlord of Tenant’s agreement to purchase the Property at the price and on the material economic terms and conditions set forth in the Notice of Intent to Sell, or Landlord and Tenant have not otherwise agreed to the price and material economic terms and conditions for a sale of the Property to Tenant. If during the 1-year period when Landlord is entitled to sell the Property as provided in subparagraph (a) above, Landlord receives what would otherwise be a Right of First Refusal Offer, but at a price equal to or higher than the price or on material economic terms otherwise less favorable to the purchaser than the material economic terms set forth in the Notice of Intent to Sell (or the price and material economic terms and conditions contained in Landlord’s last offer to Tenant, if any such subsequent offer has been made pursuant to the provisions of subparagraph (a) above), the provisions of this subparagraph (b) shall not apply.

(ii) If the provisions of this subparagraph (b) apply, Landlord shall give Tenant written notice (the “Right of First Refusal Notice”) of receipt of such Right of First Refusal Proposal, which notice shall contain the price and the material economic terms and conditions of the Right of First Refusal Proposal, and to the extent then available, a copy of the terms sheet, letter of interest, correspondence, or executed or unexecuted letter of intent or draft agreement reflecting such Right of First Refusal Proposal.

(iii) Tenant shall have thirty (30) days from receipt or delivery of the Right of First Refusal Notice from Landlord to exercise Tenant’s right to purchase the Property at the same price, and on the same material economic terms and conditions set forth in the Right of First Refusal Notice by giving written notice to Landlord within said 30-day period. If Tenant fails to so exercise Tenant’s right to purchase the Property, Landlord shall be entitled to sell the Property in accordance with the Right of First Refusal Notice.

(iv) The right of first refusal granted to Tenant under this subparagraph (b), and the right of Tenant to purchase the Property under subparagraph (a) above shall terminate upon (A) the failure of Tenant to exercise the right of first refusal with respect to the Property and the sale thereof to a third party, or (B) upon the termination or expiration of this Lease, whichever occurs first.

(v) It is expressly agreed that the right of first refusal herein granted shall apply only to a sale and conveyance of the Property to a third party, and shall not apply to (A) any transfer of the Property, or any part thereof, or any interest therein, arising as a result of the dissolution, liquidation, merger or any change in the ownership interest of Landlord or any of the members of Landlord; or (B) any sale or transfer of any interest in the Property between or among the individuals or entities comprising Landlord (or between or among the members of any such entity); or (C) any transfer of any interest in the Property to a trust the

Exhibit C, Page 9

beneficiaries of which are any of the individuals comprising Landlord and/or the spouse or descendants of such individuals; or (D) any transfer to a corporation, partnership or other entity in which the individuals or entities (or the partners of such entities) comprising Landlord are at least seventy-five percent (75%) of the members; provided that in the event of such transfer or disposition, the right of first refusal herein granted to Tenant shall continue to apply to and be binding upon any such transferee.

(vi) If Tenant timely exercises its right of first refusal as provided herein, and Tenant fails to close the purchase of the Property, all of the provisions of this paragraph 9 shall have no further force and effect, and Tenant shall have right to purchase the Property under any of the provisions of either subparagraph (a) above or this subparagraph (b).

(c) Notwithstanding the terms of a Right of First Refusal Proposal, the closing of the sale and purchase of the Property pursuant to the provisions of (a) or (b) above shall occur within thirty (30) days after the date the Tenant agrees to purchase the Property in accordance with the provisions hereof. At the closing, Landlord shall sell and convey the Property to Tenant by Special Warranty Deed subject generally to all restrictions, easements, leases, reservations and other matters that are either recorded in the Office of the County Clerk of Travis County, Texas, or apparent on the Property, but otherwise free and clear of liens and encumbrances securing loans or liquidated monetary sums other than ad valorem taxes not yet due and payable and any liens or obligations created by the acts of Tenant. The Property shall be sold and accepted by Tenant in its current, “as is, where is” condition without any representations or warranties whatsoever by Landlord, express or implied, as to the condition, fitness, habitability, or compliance with any federal, state or local laws, ordinances or regulations except as expressly set forth in this Lease. Tenant may, at its option and expense, obtain an Owner’s Policy of Title Insurance (unless the Landlord is to pay the cost thereof under the Right of First Refusal Proposal, if applicable). Taxes, rents, and assessments shall be prorated as of the date of the closing, and all other costs and expenses shall be allocated between Landlord and Tenant as is customary for similar transactions in Travis County, Texas. The Base Rent and Tenant’s Additional Rent under the Lease shall be prorated through the date of the closing, this Lease shall terminate as of such closing and the parties shall have no further rights, duties or obligations under this Lease from and after the date of the closing, except those provisions hereof that expressly survive the termination of this Lease.

(d) It is further expressly understood and agreed that this Lease shall continue in full force and effect after, and the landlord tenant relationship shall not be terminated by, the delivery of the notice of Landlord’s intent to sell the Property or the Right of First Refusal Notice. Landlord and Tenant shall continue to be bound by the other provisions of this Lease until the closing of the sale and purchase of the Property in accordance with the terms hereof, or the expiration or earlier termination of this Lease. If an event occurs after the delivery of Landlord’s notice of intent to sell the Property or the Right of First Refusal Notice that would be an event of default by Tenant

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hereunder after notice and the passage of the time provided, if any, to cure and correct such default, Tenant shall have no right to exercise the right it otherwise would have to purchase the Property unless and until such default is cured within the time, if any, provided herein.

10. Name Change. If Landlord changes the name or street address of the Building or the suite number of the Leased Premises, Landlord shall be responsible for all of Tenant’s costs associated with such change. Tenant shall have the right to approve any design changes to the Building or Common Area.

11. Generator. Tenant may install and maintain an electrical generator outside of the Building in the approximate area cross-hatched on Schedule C-2, to provide auxiliary power, as may be needed from time to time during power outages or power shortages, to the extent allowed by applicable laws, ordinances and regulations. Tenant shall be solely responsible for the maintenance of the electrical generator.

12. Prohibited Uses. To the extent within Landlord’s reasonable control or the reasonable control of its Affiliates, Landlord shall not lease or use nor suffer the Project to be used for any of the following uses during the Lease Term: soup kitchens or homeless shelters; blood banks; pawn shops; tattoo or body piercing parlors; pool halls, gaming places or amusement arcades; laundromats; bars or nightclubs; check cashing services; porn, sex or adult materials shops, massage parlors or strip clubs; automobile repair shops; recycling centers; butcher shops or rendering plants; funeral homes, mortuaries, embalming places or crematoria; or abortion clinics.

Exhibit C, Page 11

EXHIBIT D

This Exhibit D is attached to and made part of that certain Lease Agreement by and between Met Center Partners-6, Ltd., as Landlord, and PPD Development, LP as Tenant.

1. Building Shell. The Building, other than those portions occupied by other tenants, is in shell condition and Landlord represents that it has been constructed substantially in accordance with the plans and specifications described in Schedule 1 attached to this Exhibit D (the “Shell Plans”), except as expressly provided in paragraph 2(m) and 2(n) below. Except as expressly provided in paragraph 2(m) and 2(n) below, the cost of any and all work not specifically delineated in such Shell Plans, or any increase in cost resulting from subsequent changes required to complete the Tenant Improvements (as defined below), shall be the responsibility of, and paid for by Tenant, subject to reimbursement from the Tenant Improvement Allowance as part of the Tenant Improvements Construction Costs as provided below. Tenant shall have access to the Property and the Building as necessary to timely complete the Tenant Improvements subject to the provisions of Section 2.2 of the Lease.

2. Tenant Improvements.

(a) Tenant shall complete all improvements required or desired by Tenant for Tenant’s use of the Leased Premises (collectively, the “Tenant Improvements”) according to the Tenant Improvement Plans (defined below) as provided herein. It is understood that the Tenant Improvements may include, subject to the provisions hereof, the following:

1.	The interior improvements within the Leased Premises, including but not limited to clinical labs, administrative offices, dormitories, server room, commercial kitchen, commercial laundry, pharmacy and chemical storage.

2.	Tenant may improve for its exclusive use and control, any building stairwells that are internal to the Leased Premises, and may integrate these stairwells into Tenant’s security system(s).

3.	Tenant may install an uninterrupted power supply (UPS) system and emergency stand-by battery system, and may use a portable generator (in addition to the external auxiliary generator) during emergencies. Tenant may use reasonably necessary riser space for the connection of these systems to the Leased Premises.

4.	As provided below, Tenant shall install generator, chemical storage and platform lift at the rear of the Building, and shall not be charged extra rent or other fee for the use of this area.

Exhibit D, Page 1

5.	Tenant shall be entitled to construct antennae and/or satellite dish (the “Antennae”) on that portion of the roof of the Building located immediately above the Leased Premises, and shall not be charged extra rent or other fee by Landlord for the Antennae or use of roof space for the Antennae.

(b) Subject to sections (l), (m) and (n) below, Tenant shall bear the entire cost of the construction of the Tenant Improvements, including, without limitation, all architectural and engineering fees associated with the space planning for the Leased Premises, the design of the Tenant Improvements and preparation of the Tenant Improvement Plans (including any changes to the Shell Plans required therefor) and any changes thereto; all labor, material and equipment costs; additional janitorial services; general tenant signage; permit fees; and taxes and insurance costs related to the construction of the Tenant Improvements to the extent not included in Operating Costs (the “Tenant Improvement Construction Costs”). Landlord shall not charge or be entitled to receive payment of any fee in connection with or during the construction of the Tenant Improvements or Tenant’s move-in, including without limitation any project management, supervision or review fee, or any fee for the use of Building services (such as, but not limited to, loading dock, parking or freight elevators, nor shall Tenant be charged for utilities consumed during construction of the Tenant Improvements).

(c) Landlord shall make available to Tenant, the construction, architectural and engineering information reasonably requested by Tenant’s architect or general contractor. Tenant shall submit to Landlord construction drawings and specifications for the Tenant Improvements (the “Tenant Improvement Plans”) within one hundred twenty (120) days after the Effective Date of this Lease. The Tenant Improvement Plans shall consist of detailed plans and specifications for the construction of the Tenant Improvements in accordance with all applicable governmental laws, codes, rules and regulations, including partition layout, ceiling plan, electrical outlets and switches, telephone outlets, and drawings for any modifications to the mechanical and plumbing systems of the Building. The Tenant Improvement Plans shall specifically include a requirement for expansion joints every twenty (20) feet on all interior walls and above all doorways and other openings. The Tenant Improvement Plans must be approved by Landlord as provided herein.

(d) Within five (5) business days after Landlord’s receipt of the Tenant Improvement Plans, Landlord shall submit to Tenant in writing any requested changes thereto, and Landlord and Tenant shall thereafter work together in good faith to agree upon final Tenant Improvement Plans. Landlord’s approval of the Tenant Improvement Plans shall not be unreasonably delayed or withheld, provided that they comply with all applicable governmental laws, codes, rules and regulations and the provisions of this Lease. Notwithstanding the foregoing, Landlord’s approval of any changes to the Building systems or the exterior or structural components of the Building, including relocation or alteration of stairwells and elevators, shall be subject to Landlord’s approval, and shall be subject to approval by Landlord’s structural engineer. If Landlord’s structural engineer fails to approve any such portion of the Tenant Improvement Plans, the specific reasons for such disapproval shall be provided to Tenant, together with specific drawings and other corrections necessary to correct the

Exhibit D, Page 2

specific reasons for such disapproval. If Tenant modifies the Tenant Improvement Plans to specifically incorporate the drawings and other corrections made by Landlord’s structural engineer, the modifications of the exterior or structural components of the Building shall be deemed to be approved by Landlord. Landlord shall not refuse, without adequate justification, to approve the final Tenant Improvement Plans within thirty (30) days after Landlord’s receipt thereof. In the event Landlord does disapprove the Tenant Improvement Plans, as submitted, the parties shall cooperate fully to achieve a final approved set of plans in conformity with this Work Letter. If, despite good faith efforts, the parties cannot agree on a final approved set of Tenant Improvement Plans Landlord and Tenant shall each have the right to terminate the Lease by notice to the other at such time, and in the event of such termination the first month’s Base Rent shall be promptly returned to Tenant.

(e) No approval by Landlord or Landlord’s architects and/or engineers of the Tenant Improvement Plans or any of Tenant’s drawings, plans and specifications that are prepared in connection with any construction of improvements in the Leased Premises shall in any way be construed or operate as a representation or warranty by Landlord as to the adequacy of such drawings, plans and specifications, or the improvements to which they relate, for any use, purpose, or condition, but such approval shall merely satisfy any requirement of consent by Landlord under this Lease as to Tenant’s right to construct the improvements in the Leased Premises in accordance with such drawings, plans and specifications.

(f) Upon Landlord’s approval of the Tenant Improvement Plans, Tenant, at Tenant’s expense, shall promptly apply for, and obtain, all permits and approvals required by governmental agencies, and Landlord shall join Tenant in promptly applying for approval (to the extent necessary) by the Association Architectural Control Committee (the “Committee”) under the Declaration and any other restrictive covenants applicable to the construction of the Tenant Improvements (the foregoing collectively referred to as the “Approvals”), and Landlord shall affirmatively request and support such approval by the Committee in Landlord’s capacity as the owner of the Property. It is contemplated that among such other items as may require approval of the Committee, the Approvals shall include approval of the Committee for the following: (i) installation of rooftop equipment and services (within Landlord provided “roof loading zones”); (ii) utilization of the fenced area on southeast of the Property for an outdoor recreation area in accordance with Exhibit C; (iii) installation of an emergency generator outside of the south side of the Building; (iv) installation of a side-loading lift on the south side of the Building to serve Tenant as a loading dock; (v) construction of a CMU building used for Hazardous Materials, Hazardous Substances and bio- wastes; (vi) construction of an additional outdoor storage building for storage of such items as outdoor furniture; and (vii) installation of back-illuminated signage, mounted prominently on the Building that would be visible from Ben White Boulevard. Landlord represents and warrants that it has obtained pre-approval by the Committee as to the preliminary drawings provided by Tenant to Landlord prior to the Effective Date of this Lease for those items described in (i) through (viii) in the immediately preceding sentence. Upon substantial completion of the Tenant Improvements, Tenant shall obtain a permanent certificate of occupancy for the Leased Premises.

Exhibit D, Page 3

(g) Prior to the commencement of construction of any of the Tenant Improvements, Tenant shall (i) furnish Landlord with evidence satisfactory to Landlord that the Approvals have been obtained, (ii) furnish Landlord with evidence that Tenant has obtained and is maintaining (1) All Risk Builder’s Risk Insurance covering the replacement value of the Tenant Improvements and naming Landlord as an additional insured, and (2) the Comprehensive Commercial Liability Insurance policy described in the Lease, and (iii) notify Landlord of the date on which Tenant intends to commence construction of the Tenant Improvements. The construction contemplated by the Tenant Improvement Plans shall be performed by skilled contractors and subcontractors whose names shall be furnished in writing to Landlord in advance. All contractors shall be required to maintain commercial general liability insurance in the amounts of not less than $1 million per occurrence, $2 million aggregate, with reputable companies licensed to provide insurance in Texas. Certificates of insurance for Tenant and its contractors shall be delivered to Landlord before Tenant commences construction of the Tenant Improvements.

(h) The construction of the Tenant Improvements shall be done in a good and workmanlike manner and in accordance with the Tenant Improvement Plans, as approved by Landlord. All material changes to any of the Tenant Improvement Plans must be submitted to Landlord for Landlord’s written approval prior to, and as a condition precedent to, making such change; provided, Landlord shall promptly review the same and shall not unreasonably withhold, delay or condition its approval. All materials used in executing the Tenant Improvement Plans by Tenant shall be new and of good quality for their intended purposes.

(i) The failure of Tenant to complete the Tenant Improvements by the Rent Commencement Date for any reason other than delays caused by the acts of Landlord or Landlord’s Related Parties shall not delay or extend the Rent Commencement Date and the obligations of Landlord and Tenant shall continue in full force and effect and the rent shall not be abated. Any such delays caused by Landlord shall extend the Rent Commencement Date by a period equal to the period of the delay attributable to the acts of Landlord.

(j) Tenant shall have no right, authority or power to bind Landlord or any interest of Landlord in the Project, the Property, the Building, or the Leased Premises for the payment of any claim for labor or materials or for any charge or expense incurred or the erection or construction of the Tenant Improvements, nor to render the Project, the Property, the Building, or the Leased Premises or any part thereof liable for any mechanic’s or materialmen’s lien, and Tenant shall in no way be considered the agent of Landlord in the construction or erection of any of the Tenant Improvements. If any lien is imposed upon any portion of the Property by reason of the construction of the Tenant Improvements, Tenant shall discharge or bond around the same in accordance with the provisions of this Lease.

(k) Tenant and its contractor(s) shall prosecute the construction of the Tenant Improvements in such manner as to minimize interference or inconvenience to the other tenants of the Building, the Property and the Project to the extent reasonably possible. All construction activity and storage of materials shall be confined to the Leased Premises, Tenant’s storage building(s), if already erected, and the associated parking area unless Landlord specifically agrees otherwise in writing. The work site(s) shall be

Exhibit D, Page 4

maintained in a safe and reasonably clean condition at all times during the construction. The construction of the Tenant Improvements shall be conducted so as to avoid damage to part of the Project, the Property, the Common Areas, including all parking and landscaped areas, or the Building, and in the event of any such damage, Tenant shall cause such damage to be fully repaired and restored.

(l) Landlord shall pay Tenant a tenant improvement allowance (the “Tenant Improvement Allowance”) of an amount as provided in Section 1.26 of the Lease, which funds may be applied by Tenant to defray any and all expenses and fees incurred by Tenant in connection with the design, planning, approval and construction of the Tenant Improvements.

(m) In addition to the Tenant Improvement Allowance, Landlord shall complete and pay for the following work in accordance with applicable codes and regulations: (a) installation of 2000 amp, 3 phase, 480 volt electrical service, with transformer and concrete pad, to the exterior perimeter of the Building for access to the Leased Premises; (b) a dumpster and pad for the Leased Premises and fencing around such pad; (c) removal of existing overhead doors on the north elevation, and replacement with glazing system; overhead doors to be provided to Tenant for its installation in the Building on the north elevation; and (d) removal of existing dock levelers, and infill with structural concrete to match existing finish floor elevation.

(n) Landlord shall also pay Tenant, in addition to the Tenant Improvement Allowance, an allowance of $187,000 for furnishing and installation of elevators, and an allowance of $30,000 for furnishing and installation of two (2) separate steel stairs and handrails in the existing floor openings and demising walls with one-hour fire walls taped, floated and painted to deck.

(o) Except for any work required to be accomplished by Landlord as set forth in the Lease, the Shell Plans, or in this Work Letter, all of the work to be accomplished with respect to the Leased Premises, the Building and the Property, including the recreation area and Tenant’s out-buildings, shall be included in the Tenant Improvement Plans, and all of such items shall be completed by Tenant as part of the Tenant Improvements. Notwithstanding anything to the contrary herein, it is specifically agreed that Tenant shall be entitled to use the existing site utilities for construction purposes, and the cost of such utilities shall be borne by Landlord.

(p) The Tenant Improvement Allowance shall be paid to Tenant as follows: within thirty (30) days after the last to occur of (i) Tenant’s delivery to Landlord of an invoice for such payment, along with a detail schedule of the Tenant Improvement Construction Costs certified by an officer of Tenant and signed lien waivers from all contractors and subcontractors providing labor and materials for the Tenant Improvements; (ii) written confirmation from Landlord’s architect that the Tenant Improvements are substantially completed in accordance with the Tenant Improvement Plans; and (iii) delivery to Landlord of a permanent certificate of occupancy.

(q) Notwithstanding anything contained herein to the contrary, Tenant shall not be entitled to receive, and Landlord shall have no obligation to provide, the Tenant Improvement Allowance at any time after a default has occurred unless Tenant cures such default within any time allowed in this Lease for such cure.

Exhibit D, Page 5

(r) THE MECHANICAL, ELECTRICAL AND PLUMBING SYSTEMS FOR THE LEASED PREMISES SHALL BE EXACTLY AS SPECIFIED BY TENANT AS PART OF THE TENANT IMPROVEMENTS TO THE LEASED PREMISES. LANDLORD REPRESENTS THAT TO THE BEST OF THE ACTUAL KNOWLEDGE OF LANDLORD BASED ON THE LETTER FROM LANDLORD’S STRUCTURAL ENGINEER ATTACHED HERETO AS SCHEDULE D-1, THAT THE LOAD LEVELS FOR THE FIRST AND SECOND FLOORS OF THE BUILDING ARE AS SPECIFIED IN LANDLORD’S ENGINEER’S LETTER.

(s) Landlord shall also pay Tenant, in addition to the Tenant Improvement Allowance, an allowance equal to one-half of all costs incurred by Tenant towards improving the fire rating of the Leased Premises over its current level as required by applicable governmental authorities in order to allow Tenant’s Permitted Use under applicable governmental statutes, codes and regulations, provided that such allowance shall be limited in all events to a maximum sum of $100,000.

Exhibit D, Page 6

EXHIBIT E

Tenant Improvement Plans

This Exhibit E is attached to and made part of that certain Lease Agreement by and between Met Center Partners-6, Ltd., as Landlord, and PPD Development, LP as Tenant.

The Tenant Improvement Plans are those certain plans contained in the following index:

[TO BE PREPARED BY TENANT]

Exhibit E, Page 1

EXHIBIT F

Subordination, Non-Disturbance and Attornment Agreement

This Exhibit F is attached to and made part of that certain Lease Agreement by and between Met Center Partners-6, Ltd., as Landlord, and PPD Development, LP as Tenant.

SUBORDINATION, ATTORNMENT,

AND NON-DISTURBANCE AGREEMENT

This Subordination, Attornment and Non-Disturbance Agreement (this “Agreement”) is executed by and among Lender, Borrower and Tenant in connection with the loan from Lender to Borrower evidenced by the Note and secured in part by the Deed of Trust against the Property. Capitalized terms are defined below.

DATE: May     , 2004

LENDER: Coastal Banc ssb, a state savings bank

LENDER’S ADDRESS: 5718 Westheimer, Suite 100, Houston, Texas 77057

BORROWER: Met Center Partners-6, Ltd., a Texas limited partnership

BORROWER’S ADDRESS: 611 West 15th Street, Austin, Texas 78701

TENANT: PPD Development, LP, a Texas limited partnership

TENANT’S ADDRESS: 3151 South 17th Street, Wilmington, North Carolina 28412

LEASE: Lease Agreement dated May     , 2004, by and between Borrower, as lessor or landlord, and Tenant, as lessee or tenant, providing for the leasing and occupancy of the Leased Premises.

LEASED PREMISES: Approximately 125,000 square feet of rentable space in the Property, as described in the Lease.

PROPERTY: Met Building Ten in Austin, Travis County, Texas, legally described as follows:

Lot 5-A, Block “B”, of RESUBDIVISION OF LOT 5, BLOCK B, METRO CENTER SECTION 6, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded under Document No. 200000316 of the Official Public Records of Travis County, Texas.

Exhibit F, Page 1

NOTE:

Promissory note dated July 24, 2001, in the principal amount of $3,500,000.00, executed by Borrower, payable to the order of Lender, and secured in part by the Deed of Trust;

Promissory note dated December 18, 2002, in the principal amount of $5,000,000.00, executed by Borrower, payable to the order of Lender, and secured in part by the Deed of Trust; and

Promissory note dated May     , 2004, in the principal amount of $6,643,300.00, executed by Borrower, payable to the order of Lender, and secured in part by the Deed of Trust.

DEED OF TRUST:

The Deed of Trust (Security Agreement, Assignment of Leases and Rents, and Financing Statement) dated July 24, 2001, executed by Borrower for the benefit of Lender, against the Property as security for the Note, and recorded under Document No. 20011122437 of the Official Public Records of Travis County, Texas;

The Second Lien Deed of Trust (Security Agreement, Assignment of Leases and Rents, and Financing Statement) dated December 18, 2002, executed by Borrower for the benefit of Lender, against the Property as security for the Note, and recorded under Document No. 2002245553 of the Official Public Records of Travis County, Texas; and

The Third Lien Deed of Trust (Security Agreement, Assignment of Leases and Rents, and Financing Statement) dated May     , 2004, executed by Borrower for the benefit of Lender, against the Property as security for the Note, and to be recorded in the Official Public Records of Travis County, Texas.

In consideration of the covenants, conditions, provisions and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Lender and Tenant hereby represent, acknowledge, covenant and agree as follows:

1. Subordination. Subject to Section 2 below, the Lease and the leasehold estate created thereby and all of the Tenant’s rights thereunder shall be and shall at all times remain subject, subordinate and inferior to the Deed of Trust and to all renewals, modifications, consolidations, replacements and extensions thereof.

2. Non-Disturbance. For so long as Tenant faithfully observes and performs the provisions of the Lease, Lender’s rights shall not be exercised in such manner as to disturb Tenant’s right to peaceful possession and quiet enjoyment of the Leased Premises in accordance with the terms of the Lease. Without limiting the foregoing, if (a) a proceeding is brought for the

Exhibit F, Page 2

foreclosure of the Deed of Trust, (b) the Property is sold pursuant to a trustee’s sale under the Deed of Trust, or (c) the Property is conveyed by deed in lieu of foreclosure, then the Lease shall not be terminated, nor shall Tenant’s possession or enjoyment of the Leased Premises be interfered with, and Lender, any successor-in-interest, nominee or purchaser of the Property, as the case may be, shall take title to the Property subject to the terms of the Lease and Tenant’s occupancy and quiet enjoyment of the Leased Premises in accordance with the terms of the Lease shall not be disturbed.

3. Attornment. If (a) a proceeding is brought to foreclose the Deed of Trust, (b) the Property is sold pursuant to a trustee’s sale under the Deed of Trust, or (c) the Property is conveyed by deed in lieu of foreclosure, then Tenant shall attorn to Lender, any successor-in-interest to Lender, and any purchaser of the Property taking title from or through Lender (or the beneficiary under the Deed of Trust), as the case may be, as the landlord under the Lease. Such attornment shall be effective and self-operative without the execution of any further agreement.

4. Acknowledgment and Agreement by Tenant. Tenant acknowledges and agrees that:

(a) In the event of any act or omission by Borrower that would give Tenant the right, either immediately or after the lapse of time, to terminate the Lease or to claim a partial or total eviction, Tenant will not exercise any such right: (i) until Tenant has given written notice of such act or omission to Lender (which may be given concurrently with notice to Borrower); and (ii) until the expiration of any period of time (after such notice has been given to Lender) during which the Borrower would have the right to cure such act or omission under the express terms of the Lease;

(b) In the event Lender notifies Tenant of a default by Borrower under the Deed of Trust, and demands that Tenant pays the rents or other sums due under the Lease to Lender, then Tenant shall honor such demand and pay rents and all other sums due under the Lease directly to Lender or as otherwise required pursuant to such notice, provided that (i) Borrower, by its signature below, hereby consents to this procedure, and (ii) Borrower shall hold Tenant harmless from any claim or expense arising or asserted by reason of Tenant’s compliance in good faith with such notice from Lender;

(c) Tenant shall send a copy of any notice of default under the Lease to Lender at the same time such notice of default is sent to Borrower;

(d) Any right or option that Tenant may possess, or hereafter acquire, to purchase any portion of the Property, or any interest therein, shall be valid, but shall otherwise be exercised subject to the lien and terms of the Deed of Trust; and

(e) This Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement by Lender.

Exhibit F, Page 3

5. No Obligation of Lender. Lender shall not:

(a) Be liable for any act or omission of Borrower;

(b) Be bound by any rent or additional rent that Tenant might have paid in advance to Borrower for a period in excess of one month; or

(c) Be liable to Tenant for any security deposit that Tenant might have paid to Borrower.

6. Construction Obligations. Lender shall not be liable for or bound by any Construction-Related Obligation of Borrower under the Lease. A “Construction-Related Obligation” means any obligation of Borrower under the Lease to make, pay for, or reimburse Tenant for any alterations, demolition, or other improvements or work at the Leased Premises or the Property. “Construction-Related Obligations” shall not include: (a) reconstruction or repair following fire, casualty or condemnation; or (b) day-to-day maintenance and repairs.

7. Exculpation Provision. Notwithstanding anything to the contrary in this Agreement or the Lease, upon any attornment pursuant to this Agreement the Lease shall be deemed to have been automatically amended to provide that Lender’s obligations and liability under the Lease shall never extend beyond Lender’s interest in the Property, including insurance and condemnation proceeds, the proceeds from any sale or other disposition of the Property by Lender, and sums payable under the Lease (collectively, “Lender’s Interest”). Tenant shall look exclusively to Lender’s Interest for payment or discharge of any obligations of Lender under the Lease. If Tenant obtains any money judgment against Lender with respect to the Lease or the relationship between Lender and Tenant, then Tenant shall look solely to Lender’s Interest to collect such judgment. Tenant shall not collect or attempt to collect any such judgment out of any other assets of Lender.

8. Construction with Lease. This Agreement shall be fully enforceable in accordance with its terms between Lender (and its successors and assigns) and Tenant but shall not be deemed to amend any provision of the Lease.

9. Notices. Any notice, demand or request permitted, required or desired to be given in connection with this Agreement shall be in writing and shall be deemed effective when given in accordance with the notice provision of the Lease, to the intended recipient at its last known address.

10. Time. Time is of the essence in all matters pertaining to the performance of this Agreement.

11. Authority. The parties to this Agreement warrant and represent to one another that they have the power and authority to enter into and perform their respective obligations under this Agreement in the names, titles and capacities herein stated and on behalf of any entities, persons, estates or firms represented or purported to be represented by such person, and that all formal requirements necessary or required by any state and/or federal law or private agreement in order for the parties to enter into and perform their respective obligations under this Agreement have been fully complied with.

Exhibit F, Page 4

12. Entire Agreement. This Agreement represents the entire agreement between Lender and Tenant regarding the subject matter dealt with herein, and it may not be modified, amended or discharged except by written amendment executed by the party against whom enforcement of such modification, amendment or discharge is sought.

13. Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns; provided, however, that in the event of a bona fide assignment or transfer of the interest of Lender, all obligations and liabilities shall be the responsibility of Lender’s transferee, and further provided that the obligations and commitments of Tenant under this Agreement shall be automatically transferred to the extent of any permitted assignment or transfer of the Tenant’s interest in the Lease.

14. GOVERNING LAW. THE TERMS, PROVISIONS AND CONDITIONS OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

15. Attorney’s Fees. Should any legal proceeding be commenced by any party hereto or its representative against another party with respect to this Agreement, the prevailing party or parties shall be entitled, in addition to any other relief awarded, to recover its reasonable attorneys’ fees and costs incurred in such proceeding, as determined by the tribunal.

16. Severability. If any provision of this Agreement shall, for any reason, be held to be violative of any applicable law, and so much of this Agreement is held to be unenforceable, then the invalidity of such specific provision shall not be held to invalidate any other provision of this Agreement, all of which other provisions shall remain in full force and effect.

17. Headings; Construction. The headings contained in this Agreement are for reference purposes only and shall not modify or affect this Agreement in any manner whatsoever. Wherever required by this context, any gender shall include any other gender, the singular shall include the plural, and the plural shall include the singular.

[SIGNATURES ON FOLLOWING PAGE.]

Exhibit F, Page 5

EXECUTED as of the date first written above.

BORROWER:

MET CENTER PARTNERS-6, LTD.,
a Texas limited partnership

By:	MET CENTER 3, INC.,
a Texas corporation,
Its General Partner

By
Howard C. Yancy, President

LENDER:

COASTAL BANC SSB,
a state savings bank

By
Douglas A. Cotner, Senior Vice President

TENANT:

PPD DEVELOPMENT, LP,
a Texas limited partnership

By:	PPD GP, LLC,
a Delaware limited liability company,
Its General Partner

By
Name:
Title:

Exhibit F, Page 6

THE STATE OF TEXAS	§
§
COUNTY OF TRAVIS	§

This instrument was acknowledged before me on May     , 2004, by Howard C. Yancy, President of Met Center 3, Inc., a Texas corporation, on behalf of said corporation, the general partner of Met Center Partners-6, Ltd., a Texas limited partnership.

Notary Public - State of Texas

THE STATE OF TEXAS	§
§
COUNTY OF TRAVIS	§

This instrument was acknowledged before me on May     , 2004, by Douglas A. Cotner, Senior Vice President of Coastal Banc ssb, a state savings bank, on behalf of said bank.

Notary Public - State of Texas

THE STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on May     , 2004, by                     ,                      of PPD GP, LLC, a Delaware limited liability company, on behalf of said company, the general partner of PPD Development, LP, a Texas limited partnership.

Notary Public - State of

Exhibit F, Page 7

EXHIBIT G

Guaranty Agreement

This Exhibit G is attached to and made part of that certain Lease Agreement by and between Met Center Partners-6, Ltd., as Landlord, and PPD Development, LP, as Tenant.

LEASE GUARANTY

As an inducement to MET CENTER PARTNERS-6, LTD., a Texas limited partnership (“Landlord”), to execute that certain Lease Agreement (the “Lease”), between Landlord and PPD Development, LP, a Texas limited partnership (“Tenant”), entered into as of the Effective Date therein, of the Premises comprising approximately 125,000 gross square feet of space within Building Ten of the Met Center project in Austin, Travis County, Texas, as more particularly described in the Lease, the undersigned (“Guarantor”) covenants and agrees with Landlord as follows:

1. Guarantor unconditionally, absolutely and irrevocably guarantees the performance of all covenants, conditions, agreements and obligations of the Tenant under the Lease, including the payment of all rents and other sums due thereunder (the “Obligations”). If Tenant fails to perform any such covenants, conditions, agreements or obligations, or fails to pay any sums that may arise or become due under the Lease, the undersigned shall cause such covenants, conditions, agreements or obligations to be performed, and/or shall pay such rent or other sums due to Landlord, and/or any damages or other sums that may be due to Landlord during the Term of the Lease immediately upon written notice of such default from Landlord.

2. The obligation of Guarantor to Landlord under this Guaranty is direct and primary and joint and several with Tenant, and is not limited to that of a surety or indemnitor. Guarantor, without limitation on Guarantor’s obligations hereunder, is liable for payment of the Obligations as a primary obligor and in solido with Tenant. The guaranty made hereby is, as to its terms, an irrevocable, absolute, continuing guaranty of payment and performance by Tenant and not a guaranty of collection.

3. After default by Tenant, Landlord may proceed directly against Guarantor without any obligation to proceed against Tenant, any Guarantor or to pursue any other remedy. Without limiting the preceding sentence, Landlord shall not be required to exhaust Landlord’s remedies against Tenant or any collateral for the Lease. Landlord may enforce Guarantor’s payment of all or any of the obligations without any requirement on Landlord to (a) institute suit or exhaust Lender’s remedies against Tenant or any one or more other persons, (b) foreclose or otherwise enforce any liens or security interests, (c) join Tenant or any one or more other persons in any action seeking to enforce this Agreement, or (d) resort to any other means of obtaining payment of any of the Obligations. Any amounts recovered by Landlord under the Lease shall reduce pro tanto the amounts recoverable from Guarantor hereunder.

Exhibit G, Page 1

4. The obligation of Guarantor to Landlord shall continue notwithstanding any extension of credit or other indulgence allowed Tenant by Landlord or release of Tenant from any or all of Tenant’s obligations under the Lease, and notwithstanding any amendment of or alteration to any of the terms, conditions or provisions of the Lease, or any assignment or subletting by Tenant, whether or not consented to by Landlord, or any extension of the term of the Lease, or the exercise by Landlord of any remedy permitted by the provisions of the Lease, provided that any amendment of the Lease or Tenant’s obligations thereunder agreed to in writing by Landlord shall, to such extent, modify the extent of Guarantor’s obligations hereunder, as this Guaranty shall mirror, insofar as possible, the obligations of Tenant under the Lease, except that (as contemplated in paragraph 5 below) no reduction, abatement, or delay in Tenant’s obligations under any bankruptcy or insolvency law shall reduce, abate or delay Guarantor’s obligations hereunder or impair Landlord’s right to enforce same against Guarantor.

5. This Guaranty shall continue unchanged by any bankruptcy, reorganization or insolvency of Tenant, or by the disaffirmance or abandonment by any trustee of Tenant. If, pursuant to any bankruptcy or other debtor relief law, or any judgment, order or decision thereunder, Landlord must rescind or restore any amount taken, credited or received by Landlord in satisfaction of any of the Obligations, any prior release or discharge from the terms of this Agreement given by Landlord shall be without effect, and this Agreement shall remain in full force and effect as to the amount so rescinded or restored. Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of those obligations and then only to the extent of that performance. Except as provided in this paragraph 5, and notwithstanding anything else contained in this Guaranty, Guarantor shall have no liability to Landlord or to any other person for any obligation arising under or with respect to the Lease to the extent that Tenant would have valid defenses thereto or offsets against same, it being the intention of the parties that Guarantor’s liability hereunder shall be measured solely by the duties, obligations and undertakings of Tenant under the express terms of the Lease.

6. As used herein, the term “Guarantor Claims” means all obligations, indebtedness, liabilities and duties of Tenant to Guarantor, whether now existing or in any manner hereafter arising, whether direct or indirect, primary or secondary, joint, several or joint and several, fixed or contingent, whether acquired by Guarantor in a transaction with Tenant or in a transaction with one or more other persons, whether originally owed to Guarantor or owed to one or more other persons, and whether arising in connection with, or evidenced by, notes, advances, bookkeeping entries, guaranty agreements, lien or security interest agreement, or any other method or means. Guarantor Claims include, without limitation, all rights and claims of Guarantor against Tenant arising by way of subrogation or otherwise, as a result of Guarantor’s payment of all or any part of the Obligations. Until the Obligations are paid in full and Guarantor’s liability hereunder has been released and discharged, Guarantor shall not receive or collect, directly or indirectly, from Tenant or any other person any amount upon the Guarantor Claims that would prevent Tenant from timely paying all obligations owed by Tenant to Landlord, provided that during all periods while Tenant is in compliance with this Lease Tenant and Guarantor may conduct their normal intra-corporate financial dealings. In any receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceeding in which Tenant is a debtor, Landlord may prove its claim in any such proceeding, so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian,

Exhibit G, Page 2

dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to Landlord to the extent necessary to fulfill this Guaranty. If Landlord receives, for application upon the Obligations, any such dividends or payments which, as between Tenant and Guarantor, constitute payments on the Guarantor Claims, then upon full payment of the Obligations to Landlord, Guarantor shall be subrogated to the rights of Landlord to the extent that payments to Landlord on the Guarantor Claims or otherwise made under this Guaranty have contributed to satisfaction of the Obligations; and such subrogation shall extend to that portion of the Obligations that would have been unpaid if Landlord had not received dividends or payments upon the Guarantor Claims. All liens, security interests, and other encumbrances upon any of Tenant’s assets securing payment of any part of the Guarantor Claims shall be inferior and subordinate to all liens, security interests, and other encumbrances upon Tenant’s assets securing payment of any of the Obligations, regardless of whether such encumbrances in favor of Guarantor or Landlord presently exist or hereafter arise. Except as permitted above, Guarantor shall not: (a) exercise or enforce any creditor’s rights it may have against Tenant, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including, without limitation, the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, security interests or other encumbrances on any of Tenant’s assets.

7. The rights of Landlord under this Guaranty are assignable and shall follow any transfer of Landlord’s interest permitted under the Lease.

8. Guarantor agrees to pay and discharge all reasonable costs, attorney’s fees and expenses which may be incurred or paid by Landlord in enforcing the covenants and agreements of the Lease or of this Guaranty, provided that in the event the enforcement of this Guaranty is submitted to litigation the prevailing party shall be entitled to recover its reasonable attorney’s fees and related expenses.

9. This Guaranty shall be binding upon and inure to the benefit of Guarantor and Landlord, and their respective heirs, executors, administrators, legal representatives, successors and assigns. Any change in status or organization of Tenant shall not affect this Guaranty. This Guaranty shall continue effective with respect to any of the Obligations guaranteed hereby arising or created after any attempted revocation by Guarantor and after Guarantor’s dissolution (in which event this Guaranty shall be binding upon Guarantor’s legal representative, successors and assigns).

10. Guarantor hereby agrees that the venue of any such legal action brought by Landlord shall be in the County of Travis, State of Texas. This Guaranty shall be construed under the laws of the State of Texas.

11. Guarantor represents and warrants to Landlord that:

(a)	Guarantor has received, or will receive, direct or indirect benefit and fair consideration from making this Guaranty;

Exhibit G, Page 3

(b)	To the extent desired by Guarantor, Guarantor is familiar with all books and records regarding Tenant’s financial condition; however, Guarantor is not relying on that financial condition in making this Guaranty;

(c)	No person other than Tenant has made any representation, warranty or statement to Guarantor to induce Guarantor to make this Guaranty;

(d)	After giving effect to this Guaranty, Guarantor (i) is solvent, (ii) has assets which, when fairly valued, exceed Guarantor’s obligations, liabilities and debts, and (iii) has property and assets sufficient to satisfy and repay all of Guarantor’s obligations, liabilities, and debts; and

(e)	This Guaranty is a legal and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms.

12. Any notices or other communications required or permitted to be given by this Guaranty must be given in writing and personally delivered or mailed by prepaid certified or registered mail to the person to whom such notice or communication is directed, at the address of that person as follows: (i) if to Guarantor, at Guarantor’s address set forth below Guarantor’s signature below, and (ii) if to Landlord, at Landlord’s address for notices as set forth in the Lease. Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered as aforesaid or, if mailed, on the third (3rd) business day after it is deposited in the mails as aforesaid. Either Landlord or Guarantor may change their address for purposes of this Guaranty by giving notice of such change to the other pursuant to this paragraph.

13. Subject to the foregoing, no failure to exercise, and no delay in exercising, on the part of Landlord, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. Landlord’s rights hereunder shall be in addition to all other rights provided by law. No oral agreements exist between Landlord and Guarantor that conflict with any of the provisions hereof. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand (unless such notice and/or demand is otherwise required hereunder).

14. If any provision of this Guaranty is held to be illegal, invalid or unenforceable, then that provision shall be fully severable, this Guaranty shall be construed and enforced as if that provision had never been a part of this Guaranty, and the remaining provisions of this Guaranty shall, to the extent permitted by law, remain in full force and effect, unaffected by the illegal, invalid or unenforceable provision.

15. Guarantor acknowledges that Landlord has relied on all written information, if any, provided by Guarantor to Landlord in connection with the Lease and this Guaranty, and that for purposes of this paragraph 15 the information contained on the website for Guarantor and

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public filings in accordance with all applicable governmental securities laws shall be deemed to be written information provided by Guarantor to Landlord in connection with the Lease and this Guaranty.

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed on this      day of                     , 2004.

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

By:
Name:
Title:

Address:

Exhibit G, Page 5